                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------

                                CREDIT AGREEMENT


                                     among


                         U.S.A. FLORAL PRODUCTS, INC.,

                 U.S.A. FLORAL PRODUCTS GERMANY GMBH & CO. KG,

                            FLORIMEX WORLDWIDE B.V.,

                         VARIOUS LENDING INSTITUTIONS,

                      BAYERISCHE HYPO-UND VEREINSBANK AG,

                                       as

                               SYNDICATION AGENT,


                               BANKBOSTON, N.A.,

                                       as

                              DOCUMENTATION AGENT,


                                      and


                             BANKERS TRUST COMPANY,

                      as ARRANGER and ADMINISTRATIVE AGENT


                        ________________________________

                          Dated as of October 16, 1997

                                      and

                   Amended and Restated as of October 2, 1998


                        ________________________________


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                              [TABLE OF CONTENTS]
                              -------------------



                                                                            Page
                                                                            ----
SECTION 1. Amount and Terms of Credit.......................................  1

     1.01  Commitments......................................................  1
     1.02  Minimum Borrowing Amounts, etc...................................  4
     1.03  Notice of Borrowing..............................................  4
     1.04  Disbursement of Funds............................................  5
     1.05  Notes............................................................  6
     1.06  Conversions......................................................  8
     1.07  Pro Rata Borrowings..............................................  8
     1.08  Interest.........................................................  9
     1.09  Interest Periods.................................................  10
     1.10  Increased Costs, Illegality, etc.................................  11
     1.11  Compensation.....................................................  14
     1.12  Change of Lending Office.........................................  14
     1.13  Replacement of Banks.............................................  15

SECTION 2.  Letters of Credit...............................................  16

     2.01  Letters of Credit................................................  16
     2.02  Letter of Credit Requests; Notices of Issuance...................  17
     2.03  Agreement to Repay Letter of Credit Drawings.....................  17
     2.04  Letter of Credit Participations..................................  18
     2.05  Increased Costs..................................................  21

SECTION 3.  Fees; Commitments...............................................  21

     3.01  Fees.............................................................  21
     3.02  Voluntary Reduction of Commitments...............................  23
     3.03  Mandatory Adjustments of Commitments, etc........................  23

SECTION 4.  Payments........................................................  24

     4.01  Voluntary Prepayments............................................  24
     4.02  Mandatory Prepayments............................................  25
     4.03  Method and Place of Payment......................................  29
     4.04  Net Payments.....................................................  30


                                      (i)

                                                                            Page

SECTION 5. Conditions Precedent.............................................  32

     5.01  Execution of Agreement...........................................  32
     5.02  Notes............................................................  32
     5.03  No Default; Representations and Warranties.......................  32
     5.04  Officer's Certificate............................................  32
     5.05  Opinion of Counsel...............................................  32
     5.06  Corporate Proceedings............................................  33
     5.07  Consummation of the Transaction..................................  33
     5.08  Adverse Change, etc..............................................  34
     5.09  Litigation.......................................................  34
     5.10  Guaranties.......................................................  34
     5.11  US Pledge Agreement..............................................  35
     5.12  US Security Agreement............................................  35
     5.13  Financial Statements; Pro Forma Balance Sheet; Projections.......  36
     5.14  Solvency Certificate; Insurance Certificates.....................  36
     5.15  Payment of Fees, etc.............................................  36
     5.16  Florimex Commercial Paper Program................................  36
     5.17  Notice of Borrowing; Letter of Credit Request....................  37

SECTION 6.  Representations, Warranties and Agreements......................  37

     6.01  Status...........................................................  37
     6.02  Power and Authority..............................................  37
     6.03  No Violation.....................................................  38
     6.04  Litigation.......................................................  38
     6.05  Use of Proceeds; Margin Regulations..............................  38
     6.06  Approvals........................................................  39
     6.07  Investment Company Act...........................................  39
     6.08  Public Utility Holding Company Act...............................  39
     6.09  True and Complete Disclosure.....................................  39
     6.10  Financial Condition; Financial Statements........................  40
     6.11  Security Interests...............................................  41
     6.12  Tax Returns and Payments.........................................  41
     6.13  Compliance with Certain Employee Benefit Laws....................  42
     6.14  Ownership; Subsidiaries..........................................  43
     6.15  Intellectual Property............................................  43
     6.16  Compliance with Statutes, etc....................................  43
     6.17  Environmental Matters............................................  43
     6.18  Real Properties..................................................  44
     6.19  Labor Relations..................................................  44
     6.20  Indebtedness.....................................................  45
     6.21  Other Documents..................................................  45
     6.22  Year 2000........................................................  45


                                     (ii)

                                                                            Page
SECTION 7.  Affirmative Covenants...........................................  45

     7.01  Information Covenants............................................  45
     7.02  Books, Records and Inspections...................................  48
     7.03  Maintenance of Property; Insurance...............................  48
     7.04  Payment of Taxes.................................................  49
     7.05  Corporate Franchises.............................................  49
     7.06  Compliance with Statutes, etc....................................  49
     7.07  Good Repair......................................................  49
     7.08  Compliance with Environmental Laws...............................  50
     7.09  ERISA............................................................  50
     7.10  End of Fiscal Years; Fiscal Quarters.............................  51
     7.11  Additional Security; Further Assurances..........................  52
     7.12  Foreign Subsidiaries Security....................................  56
     7.13  Year 2000........................................................  57
     7.14  Certain German Mergers...........................................  57

SECTION 8.  Negative Covenants..............................................  57

     8.01  Changes in Business..............................................  57
     8.02  Consolidation, Merger, Sale or Purchase of Assets, etc...........  58
     8.03  Liens............................................................  60
     8.04  Indebtedness.....................................................  62
     8.05  Capital Expenditures.............................................  63
     8.06  Advances, Investments and Loans..................................  64
     8.07  Dividends, etc...................................................  66
     8.08  Transactions with Affiliates.....................................  66
     8.09  Leverage Ratio...................................................  67
     8.10  Consolidated Interest Coverage Ratio.............................  67
     8.11  Limitation on Modifications of Certificate of Incorporation,
           By-Laws; etc.....................................................  67
     8.12  Limitation on the Creation of Subsidiaries.......................  68

SECTION 9.  Events of Default...............................................  69

     9.01  Payments.........................................................  69
     9.02  Representations, etc.............................................  69
     9.03  Covenants........................................................  69
     9.04  Default Under Other Agreements...................................  69
     9.05  Bankruptcy, etc..................................................  69
     9.06  ERISA............................................................  70
     9.07  Security Documents...............................................  70
     9.08  Guaranties.......................................................  71
     9.09  Judgments........................................................  71
     9.10  Change of Control................................................  71
     9.11  Florimex Worldwide Commercial Paper Program......................  71


                                     (iii)

                                                                            Page
SECTION 10.  Definitions....................................................  71

SECTION 11.  The Administrative Agent....................................... 103

     11.01  Appointment..................................................... 103
     11.02  Delegation of Duties............................................ 103
     11.03  Exculpatory Provisions.......................................... 103
     11.04  Reliance by Administrative Agent................................ 104
     11.05  Notice of Default............................................... 104
     11.06  Non-Reliance on Administrative Agent and Other Banks............ 105
     11.07  Indemnification................................................. 105
     11.08  Administrative Agent in its Individual Capacity................. 106
     11.09  Holders......................................................... 106
     11.10  Resignation of the Administrative Agent; Successor
            Administrative Agent............................................ 106
     11.11  The Syndication Agent and the Documentation Agent..............  106

SECTION 12.  Miscellaneous.................................................  107

     12.01  Payment of Expenses, etc........................................ 107


ANNEX I      List of Banks
ANNEX II     Bank Addresses
ANNEX III    Subsidiaries
ANNEX IV     Real Property
ANNEX V      Existing Debt
ANNEX VI     Permitted Liens
ANNEX VII    Existing Investments
ANNEX VIII   Indebtedness to be Refinanced
ANNEX IX     Acquisition

EXHIBIT A-1  Notice of Borrowing
EXHIBIT A-2  Letter of Credit Request
EXHIBIT B-1  DM Term Note
EXHIBIT B-2  Dollar Revolving Note
EXHIBIT B-3  DM Revolving Note
EXHIBIT B-4  NLG Revolving Note
EXHIBIT B-5  Swingline Note
EXHIBIT C    Section 4.04(b)(ii) Certificate
EXHIBIT D    Opinion of Morgan Lewis & Bockius,
             counsel to the Credit Parties
EXHIBIT E    Officers' Certificate
EXHIBIT F-1  US Subsidiary Guaranty
EXHIBIT F-2  Foreign Guaranty
EXHIBIT G    US Pledge Agreement


                                     (iv)

EXHIBIT H    US Security Agreement
EXHIBIT I    Solvency Certificate
EXHIBIT J    Assignment and Assumption Agreement

                                      (v)

          CREDIT AGREEMENT, dated as of October 16, 1997 and amended and restated as of October 2, 1998, among U.S.A. FLORAL PRODUCTS, INC., a Delaware corporation (the "US Borrower"), U.S.A. FLORAL PRODUCTS GERMANY GmbH & CO. KG, a partnership organized under the laws of the Federal Republic of Germany (the "German Borrower"), FLORIMEX WORLDWIDE B.V., a company organized under the laws of The Netherlands (the "Dutch Borrower" and, together with the German Borrower and the US Borrower, the "Borrowers", and each a "Borrower"), the lenders from time to time party hereto (each a "Bank" and, collectively, the "Banks"), BAYERISCHE HYPO-UND VEREINSBANK AG, as Syndication Agent (in such capacity, the "Syndication Agent"), BANKBOSTON, N.A., as Documentation Agent (in such capacity, the "Documentation Agent"), and BANKERS TRUST COMPANY, as Arranger and Administrative Agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 10 are used herein as so defined.

                             W I T N E S S E T H :
                             --------------------

          WHEREAS, the US Borrower, the Existing Banks and the Administrative Agent are party to a Credit Agreement, dated as of October 16, 1997 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Existing Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement in its entirety as herein provided;

          NOW, THEREFORE, the parties hereto agree that the Existing Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  Commitments.  (A)  Subject to and upon the terms and conditions
                -----------
herein set forth, each Bank with a DM Term Loan Commitment severally agrees to make, on the Restatement Effective Date, a term loan or term loans (each a "DM Term Loan" and, collectively, the "DM Term Loans") to the German Borrower, which DM Term Loans (i) shall, except as otherwise expressly provided herein, be made and maintained in Deutsche Marks, (ii) shall be made by each such Bank in that initial aggregate principal amount as is equal to the DM Term Loan Commitment of such Bank on the Restatement Effective Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)) and (iii) shall, at the option of the German Borrower, be incurred and/or maintained as one or more Borrowings of DM Term Loans. Once repaid, DM Term Loans incurred hereunder may not be reborrowed.

          (B) (a) Subject to and upon the terms and conditions herein set forth, each Bank with a Dollar Revolving Loan Commitment severally agrees (I) to convert, on the Restatement Effective Date, Existing Dollar Revolving Loans made by such Bank to the US Borrower pursuant to the Existing Credit Agreement and outstanding on the Restatement Effective Date into a Borrowing of Dollar Revolving Loans hereunder to the US Borrower (such Existing Dollar Revolving Loans as so converted, together with all revolving loans made pursuant to following clause (II), the "Dollar Revolving Loans" and each, a "Dollar Revolving Loan") and (II) at any time and from time to time on and after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, to make one or more additional Dollar Revolving Loans to the US Borrower, all of which Dollar Revolving Loans made pursuant to preceding clauses (I) and (II) (i) shall be incurred and maintained in Dollars,
(ii) shall, at the option of the US Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided, that all Dollar Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Dollar Revolving Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any such Bank at any time outstanding that aggregate principal amount which, when combined with such Bank's DRL Percentage of (x) all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, such Dollar Revolving Loans) then outstanding and (y) the US Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to US Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, such Dollar Revolving Loans) at such time, equals the Dollar Revolving Loan Commitment of such Bank at such time, and (v) shall not exceed for all such Banks at any time outstanding that aggregate principal amount which, when combined with the sum of
(x) all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, such Dollar Revolving Loans) then outstanding, (y) the US Letter of Credit Outstandings (exclusive of the Unpaid Drawings relating to US Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, such Dollar Revolving Loans) at such time and (z) the aggregate principal amount of all Foreign Subsidiary Third Party Borrowings (for this purpose, using the Dollar Equivalent of Foreign Subsidiary Third Party Borrowings incurred in a currency other than Dollars) then outstanding, equals the Total Dollar Revolving Loan Commitment at such time.

          (b) Dollar Revolving Loans may not be incurred as Acquisition Loans if after giving effect thereto the aggregate outstanding principal amount of Acquisition Loans would exceed the Acquisition Sub-Limit then in effect. Except to the extent made pursuant to a Mandatory Borrowing, Dollar Revolving Loans may not be incurred as Working Capital Loans if after giving effect thereto the aggregate outstanding principal amount of Working Capital Loans would exceed the Working Capital Sub-Limit then in effect.

          (C) Subject to and upon the terms and conditions herein set forth, each Bank with a Foreign Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans to one or more of the Foreign Borrowers (on a several basis) (each a "Foreign Revolving Loan" and, collectively, the "Foreign Revolving Loans"), which Foreign Revolving Loans (i) shall, in the case of Foreign Revolving Loans made to the German Borrower, (A) be made and maintained in Deutsche Marks except as otherwise expressly provided herein (each a "DM Revolving Loan" and, collectively, the "DM Revolving Loans") and (B) be incurred and maintained as one or more Borrowings of DM Revolving Loans,

(ii) shall, in the case of Foreign Revolving Loans made to the Dutch Borrower,
(A) be made and maintained in Dutch Guilders except as otherwise expressly provided herein (each a "NLG Revolving Loan" and, collectively, the "NLG Revolving Loans") and (B) be incurred and maintained as one or more Borrowings of NLG Revolving Loans, (iii) may be repaid and reborrowed in accordance with the provisions hereof, and (iv) shall not exceed for any such Bank at the time of the making of any such Foreign Revolving Loans, and after giving effect thereto, that aggregate principal amount (for this purpose, using the Dollar Equivalent of each outstanding DM Revolving Loan and/or NLG Revolving Loan of such Bank) which, when combined with such Bank's FRL Percentage of the Foreign Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Foreign Letters of Credit which are repaid with the proceeds of, and simultaneously with incurrence of, such Foreign Revolving Loans), equals the Foreign Revolving Loan Commitment of such Bank at such time.

          (D) (a) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make, at any time and from time to time on and after the Restatement Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans to the US Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline
Loans:

           (i) shall be made and maintained in Dollars;

           (ii) shall be made and maintained as Base Rate Loans;

           (iii) may be repaid and reborrowed in accordance with the provisions hereof;

           (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the sum of (x) the aggregate principal amount of all Dollar Revolving Loans (exclusive of Dollar Revolving Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, such Swingline Loans) then outstanding, (y) the US Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to US Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, such Swingline Loans) at such time and (z) the aggregate principal amount of all Foreign Subsidiary Third Party Borrowings (for this purpose, using the Dollar Equivalent of Foreign Subsidiary Third Party Borrowings incurred in a currency other than Dollars) then outstanding, an amount equal to the Total Dollar Revolving Loan Commitment then in effect; and

           (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

          (b) BTCo shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it and the US Borrower to eliminate BTCo's risk with respect to any Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing each such Defaulting Bank's DRL Percentage of the outstanding Swingline Loans. BTCo will not make a Swingline Loan after it has received written notice from any Borrower or the Required Banks stating that a Default or an

Event of Default exists until such time as BTCo shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks.

          (c) On any Business Day, BTCo may, in its sole discretion, give notice to the DRL Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Dollar Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05), in which case a Borrowing of Dollar Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all DRL Banks pro rata based on each DRL Bank's DRL Percentage, and the proceeds thereof
      --- ----
shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each DRL Bank hereby irrevocably agrees to make Dollar Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder,
(ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Dollar Revolving Loan Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the US Borrower), each DRL Bank (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the DRL Banks to share in such Swingline Loans ratably based upon their respective DRL Percentages, provided that all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the DRL Bank purchasing same from and after such date of purchase.

          1.02  Minimum Borrowing Amounts, etc.  The aggregate principal amount
                -------------------------------
of each Borrowing under a Facility (other than a Mandatory Borrowing) shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may be incurred on any day; provided, that at no time shall there be outstanding more than twenty Borrowings of Euro Rate Loans.

          1.03  Notice of Borrowing.  (a)  Whenever a Borrower desires to incur
                -------------------
Loans (excluding Swingline Loans and Dollar Revolving Loans incurred pursuant to a Mandatory Borrowing), such Borrower shall give the Administrative Agent at the Notice Office, (x) prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans, (y) prior to 11:00 A.M. (New York time), at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans, and (z) prior to 10:00 A.M. (London, England time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of DM Loans and NLG Revolving

Loans. Each such notice (each, a "Notice of Borrowing") shall, except as provided in Section 1.10(b), be irrevocable, and, in the case of each written notice and each written confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify: (i) the name of the Borrower; (ii) whether the Loans being incurred pursuant to such Borrowing shall constitute DM Term Loans, Dollar Revolving Loans, DM Revolving Loans or NLG Revolving Loans; (iii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (iv) the date of such Borrowing (which shall be a Business Day); (v) in the case of Dollar Revolving Loans, whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans; (vi) in the case of Euro Rate Loans, the Interest Period to be initially applicable thereto; and (vii) in the case of Dollar Revolving Loans, the respective portions of such Borrowing to constitute Acquisition Loans and Working Capital Loans.

          (b) (i) Whenever the US Borrower desires to incur Swingline Loans, the US Borrower shall give BTCo no later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of such Swingline Loan. Each such notice shall be irrevocable and shall specify in each case (x) the date of such incurrence (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan requested to be made.

          (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(D)(c), with the US Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

          (c) The Administrative Agent shall promptly give each Bank that is required to make the Loans specified in the respective Notice of Borrowing written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of DM Term Loans, Dollar Revolving Loans, DM Revolving Loans and NLG Revolving Loans, as the case may be, of such Bank's proportionate share thereof, and of the other matters covered by the respective Notice of Borrowing.

          (d) Without in any way limiting the obligation of the respective Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or BTCo (in the case of a Borrowing of Swingline Loans), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or BTCo in good faith to be from an Authorized Officer of the respective Borrower. In each such case, each Borrower agrees that the Administrative Agent's or BTCo's record of the terms of such telephonic notice shall constitute presumptive evidence of the facts so recorded.

          1.04  Disbursement of Funds.  (a)  No later than 1:00 P.M. (New York
                ---------------------
time or, in the case of DM Loans and NLG Revolving Loans, no later than 3:00 P.M. London, England time) on the date specified in each Notice of Borrowing (or
(x) in the case of Swingline Loans, no later than 2:00 P.M. (New York time) on the date specified in the notice delivered pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 12:00 Noon (New

York time) on the date specified in Section 1.01(D)(c)), each Bank that is required to make the Loans specified in the respective Notice of Borrowing will make available its pro rata share of each Borrowing requested to be made on such
                   --- ----
date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Administrative Agent in the relevant Applicable Currency and in immediately available funds at the appropriate Payment Office and, except for Dollar Revolving Loans made pursuant to a Mandatory Borrowing, the Administrative Agent promptly will make available to the respective Borrower by depositing to its account at the appropriate Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the respective Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the respective Borrower, and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by such Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Borrowing.

          (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the respective Borrower may have against any Bank as a result of any default by such Bank hereunder.

          1.05  Notes.  (a)  Each Borrower's obligation to pay the principal of,
                -----
and interest on, all the Loans made to it by each Bank shall be evidenced by the Register maintained by the Administrative Agent pursuant to Section 12.17 and, if requested by such Bank, also be evidenced (i) if DM Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "DM Term Note" and, collectively, the "DM Term Notes"), (ii) if Dollar Revolving Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each a "Dollar Revolving Note" and, collectively, the "Dollar Revolving Notes"), (iii) if DM Revolving Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each a "DM Revolving Note" and, collectively, the "DM Revolving Notes"), (iv) if NLG Revolving Loans, by a promissory note substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (each a "NLG Revolving Note" and, collectively, the "NLG Revolving Notes"), and (v) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-5 with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The DM Term Note issued to each Bank with a DM Term Loan Commitment or with outstanding DM Term Loans shall (i) be executed by the German Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Restatement Effective Date (or, if issued thereafter, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the DM Term Loans made by such Bank on the Restatement Effective Date (or, in the case of a new DM Term Note issued pursuant to Section 1.13 or 12.04, the DM Term Loans evidenced thereby at the time of such issuance) and be payable in Deutsche Marks in the outstanding principal amount of DM Term Loans evidenced thereby, (iv) mature on the DM Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the DM Term Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and certain of the other Credit Documents.

          (c) The Dollar Revolving Note issued to each Bank with a Dollar Revolving Loan Commitment or with outstanding Dollar Revolving Loans shall (i) be executed by the US Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Restatement Effective Date (or, if issued thereafter, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Dollar Revolving Loan Commitment of such Bank (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Dollar Revolving Loans of such Bank at such time) and be payable in Dollars in the outstanding principal amount of the Dollar Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and certain of the other Credit Documents.

          (d) The DM Revolving Note issued to each Bank with a Foreign Revolving Loan Commitment or with outstanding DM Revolving Loans shall (i) be executed by the German Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Restatement Effective Date (or, if issued thereafter, be dated the date of issuance thereof), (iii) be payable in Deutsche Marks in the outstanding principal amount of the DM Revolving Loans evidenced thereby,
(iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the DM Revolving Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and certain of the other Credit Documents.

          (e) The NLG Revolving Note issued to each Bank with a Foreign Revolving Loan Commitment or with outstanding NLG Revolving Loans shall (i) be executed by the Dutch Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Restatement

Effective Date (or, if issued thereafter, be dated the date of issuance thereof), (iii) be payable in Dutch Guilders in the outstanding principal amount of the NLG Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the NLG Revolving Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and certain of the other Credit Documents.

          (f) The Swingline Note issued to BTCo shall (i) be executed by the US Borrower, (ii) be payable to BTCo or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in Dollars in the outstanding principal amount of the Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and certain of the other Credit Documents.

          (g) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the respective Borrower's obligations in respect of such Loans.

          1.06  Conversions.  The US Borrower shall have the option to convert
                -----------
on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Dollar Revolving Loans of one Type into a Borrowing of the other Type of Dollar Revolving Loans, provided that (i) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto,
(ii) unless the Required Banks otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default under Section 9.01 or Event of Default is in existence on the date of the conversion and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the US Borrower by giving the Administrative Agent at the Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Dollar Revolving Loans to be so converted, the Type of Dollar Revolving Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of such Bank's Dollar Revolving Loans. No Swingline Loans, DM Loans or NLG Revolving Loans may be converted pursuant to this Section 1.06.

          1.07  Pro Rata Borrowings.  All Borrowings of DM Term Loans, Dollar
                -------------------
Revolving Loans and Foreign Revolving Loans under this Agreement shall be made by the

Banks pro rata on the basis of their DM Term Loan Commitments, Dollar
      --- ----
Revolving Loan Commitments or Foreign Revolving Loan Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          1.08  Interest.  (a)  The unpaid principal amount of each Base Rate
                --------
Loan shall bear interest from the date of the Borrowing thereof until the conversion or maturity (whether by acceleration or otherwise) of such Base Rate Loan, at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate, each as in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the conversion or maturity (whether by acceleration or otherwise) of such Eurodollar Loan at a rate per annum which shall, at all times during each Interest Period applicable thereto, be the Applicable Euro Rate Margin plus the relevant Eurodollar Rate for such Interest Period.

          (c) The unpaid principal amount of each DM Loan shall bear interest from the date of the Borrowing thereof until the maturity (whether by acceleration or otherwise) of such DM Loan at a rate per annum which shall, at all times during each Interest Period applicable thereto, be equal to the Applicable Euro Rate Margin plus the relevant DM Euro Rate for such Interest Period.

          (d) The unpaid principal amount of each NLG Revolving Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) of such NLG Revolving Loan at a rate per annum which shall, at all times during each Interest Period applicable thereto, be equal to the Applicable Euro Rate Margin plus the relevant NLG Euro Rate for such Interest Period.

          (e) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Base Rate Margin, provided that overdue principal in respect of Euro Rate Loans shall bear interest from the date the same becomes due (whether by acceleration or otherwise) until (x) in the case of Eurodollar Loans, the end of the Interest Period applicable to such Eurodollar Loan or (y) in the case of DM Loans and NLG Revolving Loans, until paid in full, in each case at a rate per annum equal to 2% in excess of the rate of interest applicable to such Euro Rate Loans.

          (f) Interest shall accrue from and including the date of any Borrowing of any Loan to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Euro Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period of six months, on the date occurring three months after the first day of such Interest Period and
(iii) in respect of each Loan,
on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (g) All computations of interest hereunder shall be made in accordance with Section 12.07(c).

          (h) The Administrative Agent, upon determining the interest rate for any Borrowing of Euro Rate Loans for any Interest Period, shall promptly notify the respective Borrower and the Banks thereof.

          1.09  Interest Periods.  At the time the respective Borrower gives a
                ----------------
Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Euro Rate Loans (in the case of the initial Interest Period applicable thereto) or prior to (x) 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans or (y) 10:00 A.M. (London, England time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of DM Loans or NLG Revolving Loans, such Borrower shall have the right to elect, by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

           (i) all Euro Rate Loans comprising a Borrowing shall have the same Interest Period;

           (ii) the initial Interest Period for any Borrowing of Euro Rate Loans shall commence on the date of such Borrowing (including, in the case of Dollar Revolving Loans, the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

           (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

           (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

           (v) no Interest Period may be elected with respect to a Borrowing of
     (x) DM Term Loans that would extend beyond the DM Term Loan Maturity Date and (y) Dollar Revolving Loans, DM Revolving Loans or NLG Revolving Loans that would extend beyond the Revolving Loan Maturity Date;

           (vi) no Interest Period with respect to any Borrowing of DM Term Loans may be elected that would extend beyond any date upon which a Scheduled Repayment is required to be made pursuant to Section 4.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of DM Term Loans with Interest Periods ending after such date would exceed the aggregate principal amount of DM Term Loans permitted to be outstanding after such Scheduled Repayment;

           (vii) unless the Required Banks otherwise agree, no Interest Period for any Borrowing of Dollar Revolving Loans may be elected at any time when a Default under Section 9.01 or any Event of Default is then in existence, it being understood that any then outstanding Dollar Revolving Loans maintained as Eurodollar Loans shall be automatically converted into Base Rate Loans at the end of the current Interest Period relating to such Dollar Revolving Loans; and

           (viii) unless the Required Banks otherwise agree, no Interest Period in excess of one month may be elected for any Borrowing of DM Loans or NLG Revolving Loans at any time when a Default under Section 9.01 or any Event of Default is then in existence.

Prior to the termination of any Interest Period applicable to any DM Loans or NLG Revolving Loans, the respective Foreign Borrower may, at its option, designate that the respective Borrowing subject thereto be split into more than one Borrowing (for purposes of electing multiple Interest Periods to be subsequently applicable thereto), so long as each such Borrowing resulting from the action taken pursuant to this sentence meets the Minimum Borrowing Amount for such DM Loans or NLG Revolving Loans, as the case may be. If upon the expiration of any Interest Period, the respective Borrower has failed to, or in the case of Dollar Revolving Loans is not permitted to, elect a new Interest Period to be applicable to the respective Borrowing of Euro Rate Loans as provided above, the respective Borrower shall be deemed to have elected (x) if Eurodollar Loans, to convert such Borrowing into a Borrowing of Base Rate Loans and (y) if DM Term Loans, DM Revolving Loans or NLG Revolving Loans, to select a one-month Interest Period for such DM Term Loans, DM Revolving Loans or NLG Revolving Loans, as the case may be, in each case effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs, Illegality, etc.  (a)  In the event that (x) in
                ---------------------------------
the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

           (i) on any date for determining the respective Euro Rate for any Interest Period, that, by reason of any changes arising after the date of this Agreement affecting the applicable interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective Euro Rate; or

           (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of income taxes or similar charges) because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves covered by Section 1.10(d) in respect of DM Loans or NLG Revolving Loans or required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or
     (y) other circumstances affecting the applicable interbank market; or

           (iii) at any time since the date of this Agreement, that the making or continuance of any Euro Rate Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the applicable interbank market;

then, and in any such event, the Administrative Agent (in the case of clause (i) above) or such Bank shall give notice (by telephone confirmed in writing) to the respective Borrower and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, (A) in the event that any Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the US Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the US Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the US Borrower,
(B) in the event that any DM Loans are so affected, the DM Euro Rate shall be determined on the basis provided in the proviso contained in the first sentence of the definition of DM Euro Rate and (C) in the event that any NLG Revolving Loans are so effected, the NLG Euro Rate shall be determined on the basis provided for in the proviso contained in the first sentence of the definition of NLG Euro Rate, (y) in the case of clause (ii) above, the respective Borrower agrees to pay to such Bank, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the itemized basis for the calculation thereof, submitted to the respective Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto), and (z) in the case of clause
(iii) above, the respective Borrower shall take one of the actions specified in
Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the respective Borrower may (and in the case of a Euro Rate Loan affected pursuant to Section 1.10(a)(iii) the respective Borrower shall) either (i) if the affected Euro Rate Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the respective Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii)), or (ii) if the affected Euro Rate Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, (A) in the case of a Eurodollar Loan, request the affected Bank to convert such Eurodollar Loan into a Base Rate Loan and (B) in the case of any DM Loan or NLG Revolving Loan, repay such DM Loan or NLG Revolving Loan, as the case may be, in full, provided that, (i) if the circumstances described in Section 1.10(a)(iii) apply to any DM Loan or NLG Revolving Loan, the respective Foreign Borrower may, in lieu of taking the actions described above, maintain such DM Loan or NLG Revolving Loan, as the case may be, outstanding, in which case the relevant Euro Rate shall be determined on the basis provided in the proviso contained in the first sentence of the definition of the relevant Euro Rate, unless the maintenance of such DM Loans or NLG Revolving Loans, as the case may be, outstanding on such basis would not stop the conditions described in Section 1.10(a)(iii) from existing (in which case the actions described above, without giving effect to this proviso, shall be required to be taken) and (ii) if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b). Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(b), will give prompt written notice thereof to the respective Borrower, which notice shall set forth the itemized basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the respective Borrower's obligations to pay additional amounts pursuant to this Section 1.10(b) upon the subsequent receipt of such notice.

          (c) If any Bank shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), the respective Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the respective Borrower, which notice shall set forth the itemized basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the respective Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

          (d) In the event that any Bank shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Bank is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Bank (including any branch, Affiliate or funding office thereof) in respect of any DM Loans or NLG Revolving Loans or any category of liabilities which includes deposits by reference to which the interest rate on any DM Loan or NLG Revolving Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such DM Loan or NLG Revolving Loan, as the case may be, or in Section 1.10(a)(ii), such Bank shall promptly notify the respective Foreign Borrower in writing specifying the additional amounts required to indemnify such Bank against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and such Borrower shall pay to such Bank such specified amounts as additional interest at the time that such Borrower is otherwise required to pay interest in respect of such DM Loan or NLG Revolving Loan, as the case may be, or, if later, on written demand therefor by such Bank.

          1.11  Compensation.  The respective Borrower agrees to compensate each
                ------------
Bank, upon its written request (which request shall set forth the itemized basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Euro Rate Loans but excluding loss of anticipated profit with respect to any such Euro Rate Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Euro Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the respective Borrower or deemed withdrawn pursuant to Section 1.10(a) or (b)); (ii) if any repayment or conversion of any Euro Rate Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Euro Rate Loans is not made on any date specified in a notice of prepayment given by the respective Borrower; or (iv) as a consequence of (x) any other default by the respective Borrower to repay its Euro Rate Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

          1.12  Change of Lending Office.  Each Bank agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the respective Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is made on such terms that, in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the right of any Bank provided in Section 1.10, 2.05 or 4.04.

          1.13  Replacement of Banks.  (a) (i) If any Bank becomes a Defaulting
                --------------------
Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (ii) if any Bank refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b) or (iii) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to any Borrower increased costs in excess of those being generally charged by the other Banks, the Borrowers shall have the right, in accordance with the requirements of Section 12.04(b), if no Event of Default will exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with an Eligible Transferee or Transferees, none of which shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), and each of whom shall be reasonably acceptable to the Administrative Agent and the Letter of Credit Issuer, provided that (i) at the time of any replacement pursuant to this
Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with the assignment fee payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Swingline Loans and Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay
(x) to the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount in the appropriate Applicable Currency equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount in the appropriate Applicable Currency equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) to the Letter of Credit Issuer an amount in the appropriate Applicable Currency equal to such Replaced Bank's DRL Percentage or FRL Percentage, as the case may be, of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) to BTCo an amount equal to such Replaced Bank's DRL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank and (ii) all obligations of the Borrowers owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

          (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) of
Section 1.13(a) and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the respective Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions applicable to the Replaced Bank under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.01 and 12.06), which shall survive as to such Replaced Bank.

          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions herein set forth, the US Borrower and each Foreign Borrower may request the Letter of Credit Issuer at any time and from time to time on or after the Restatement Effective Date and prior to the 30th day prior to the Revolving Loan Maturity Date to issue, for the account of the US Borrower (in the case of requests made by it) or for the several account of the respective Foreign Borrower (in the case of requests made by such Foreign Borrower) and in support of (x) trade obligations and other obligations of the respective Account Party or any of its Subsidiaries incurred in the ordinary course of business and
(y) such other obligations of the respective Account Party or any of its Subsidiaries to any other Person that are reasonably acceptable to the Administrative Agent and the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth, the Letter of Credit Issuer agrees to issue from time to time, irrevocable letters of credit in such form as may be approved by the Letter of Credit Issuer and the Administrative Agent (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). The term Letter of Credit shall include each Existing Letter of Credit, and each Existing Letter of Credit shall, for all purposes of this Agreement, be deemed to be a US Letter of Credit issued on the Restatement Effective Date.

          (b) Notwithstanding the foregoing, (i) no US Letter of Credit shall be issued the Stated Amount of which, when added to the US Letter of Credit Outstandings at such time, would exceed either (x) $10,000,000 or (y) when added to the sum of (I) the aggregate principal amount of all Dollar Revolving Loans and Swingline Loans then outstanding and (II) the aggregate principal amount of all Foreign Subsidiary Third Party Borrowings (for this purpose, using the Dollar Equivalent of Foreign Subsidiary Third Party Borrowings incurred in a currency other than Dollars) then outstanding, the Total Dollar Revolving Loan Commitment at such time, (ii) no Foreign Letter of Credit shall be issued the Stated Amount of which, when added to the Foreign Letter of Credit Outstandings at such time, would exceed either (x) $6,000,000 or (y) when added to Dollar Equivalent of the aggregate principal amount of all Foreign Revolving Loans then outstanding, the Total Foreign Revolving Loan Commitment at such time, (iii) each standby Letter of Credit shall have an expiry date occurring not later than the earlier of (x) one year after such standby Letter of Credit's date of issuance, provided that any standby Letter of Credit may be automatically extendible for periods of up to one year so long as such standby Letter of Credit provides that the Letter of Credit Issuer retains an option, satisfactory to the Letter of Credit Issuer, to terminate such standby Letter of Credit within a specified period of time prior to each scheduled extension date and (y) the fifth Business Day prior to the Revolving Loan Maturity Date, (iv) each trade Letter of Credit shall have an expiry date occurring not later than the earlier of (x) 180 days after such trade Letter of Credit's date of issuance and
(y) the 30th Business Day prior to the Revolving Loan Maturity Date, (v) each US Letter of Credit shall be denominated in Dollars and issued on a sight basis, provided, however, US Letters of Credit with an aggregate Stated Amount of up to
--------  -------
$8,000,000 may be issued and outstanding at any time in Deutsche Marks and/or Dutch Guilders, (vi) each Foreign Letter of Credit shall be denominated in an Alternate Currency and issued on a sight basis, and (vii) the Letter of Credit Issuer will not be required to issue any Letter of Credit after it has received written notice from any Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as the Letter of Credit Issuer shall have received a written notice of
(x) rescission of such notice from the party or parties originally delivering same or (y) a waiver of such Default or Event of Default by the Required Banks.

          (c) Notwithstanding the foregoing, in the event a Bank Default exists, the Letter of Credit Issuer shall not be required to issue any Letter of Credit unless the Letter of Credit Issuer has entered into arrangements satisfactory to it and the respective Borrower to eliminate the Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of any Defaulting Bank or Banks, including by cash collateralizing any such Defaulting Bank's or Banks' DRL Percentage of the US Letter of Credit Outstandings or FRL Percentage of the Foreign Letter of Credit Outstandings, as the case may be.

          2.02  Letter of Credit Requests; Notices of Issuance.  (a)  Whenever
                ----------------------------------------------
an Account Party desires that a Letter of Credit be issued for its account, such Account Party shall give the Administrative Agent and the Letter of Credit Issuer written notice thereof prior to (x) 12:00 Noon (New York time) in the case of US Letters of Credit and (y) prior to 10:00 A.M. (London, England time) in the case of Foreign Letters of Credit, in either case, at least five Business Days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day), which written notice shall be in the form of Exhibit A-2 appropriately completed (each a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as the Letter of Credit Issuer customarily requires in connection therewith.

          (b)  The Letter of Credit Issuer shall, promptly upon its issuance of
(x) a standby Letter of Credit, give the Administrative Agent, each DRL Bank or each FRL Bank, as appropriate, and the respective Account Party written notice thereof, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by the Letter of Credit Issuer.

          2.03  Agreement to Repay Letter of Credit Drawings.  (a)  (i) The US
                --------------------------------------------
Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment in Dollars (or, in the case of payments or disbursements made by the Letter of Credit Issuer in an Alternate Currency, the Dollar Equivalent thereof) to the Administrative Agent, in immediately available funds at the appropriate Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any US Letter of Credit, and (ii) the respective Foreign Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment in the relevant Alternate Currency to the Administrative Agent, in immediately available funds at the appropriate Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Foreign Letter of Credit (each such amount (or the Dollar Equivalent thereof, as the case may be), so paid or disbursed until reimbursed, an "Unpaid Drawing"), in each case promptly upon but no later than two Business Days after the Letter of Credit Issuer notifies the respective Account Party that such payment or disbursement has occurred (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 9.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the respective Account Party)), in each case with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time (or, in the case of Foreign Letters of Credit, London, England time)) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin plus the Base Rate as in effect from time to time (plus an additional 2% per annum on and after the third Business Day after the date of such notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 9.05), such interest also to be payable on demand.

          (b) The respective Account Party's obligation under this Section 2.03 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Account Party or any of its Subsidiaries may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, provided that no Account Party shall be obligated to reimburse the
              --------
Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit issued for the account of such Account Party as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

          2.04  Letter of Credit Participations.  (a)  (i) Immediately upon the
                -------------------------------
issuance by the Letter of Credit Issuer of any US Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each DRL Bank, and each such DRL Bank (each such DRL Bank, in its capacity under this Section 2.04, a "DRL Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such DRL Bank's DRL Percentage, in such US Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the US Borrower under this Agreement with respect thereto (although US Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the DRL Banks as provided in Section 3.01(b) and the DRL Participants shall have no right to receive any portion of any US Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Dollar Revolving Loan Commitments or DRL Percentages of the DRL Banks pursuant to Sections 1.13 and/or 12.04(b), it is hereby agreed that, with respect to all outstanding US Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new DRL Percentages of the assigning and assignee Bank.

          (ii) Immediately upon the issuance by the Letter of Credit Issuer of any Foreign Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each FRL Bank, and each such FRL Bank (each such FRL Bank, in its capacity under this Section 2.04, a "FRL Participant", and, together with the DRL Participants, collectively, the "Participants" and each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such FRL Bank's FRL Percentage, in such Foreign Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the respective Foreign Borrower under this Agreement with respect thereto (although Foreign Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the FRL Banks as provided in Section 3.01(b) and the FRL Participants shall have no right to receive any portion of any Foreign Facing
Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Foreign Revolving Loan Commitments or FRL Percentages of the FRL Banks pursuant to Sections 1.13 and/or 12.04(b), it is hereby agreed that, with respect to all outstanding Foreign Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new FRL Percentages of the assigning and assignee Bank.

          (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

          (c) In the event that the Letter of Credit Issuer makes any payment under any US Letter of Credit and the US Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.03(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each DRL Participant of such failure, and each DRL Participant shall promptly and unconditionally pay in Dollars (or, in the case of any unreimbursed payments made in an Alternate Currency, the Dollar Equivalent of such unreimbursed payments) to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such DRL Participant's DRL Percentage of such payment and in same day funds, provided that no DRL Participant shall be obligated to pay to the Administrative Agent its DRL Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a US Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. In the event that the Letter of Credit Issuer makes any payment under any Foreign Letter of Credit and the respective Foreign Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.03(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each FRL Participant of such failure, and each FRL Participant shall promptly and unconditionally pay in the relevant Alternate Currency to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such FRL Participant's FRL Percentage of such payment and in same day funds, provided that no FRL Participant shall be obligated to pay to the Administrative Agent its FRL Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Foreign Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to

11:00 A.M. (New York time (or, in the case of any Foreign Letter of Credit, London, England time)) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer (i) in the case of a US Letter of Credit, the amount of such Participant's DRL Percentage of such payment in Dollars (or, in the case of any unreimbursed payments made in an Alternate Currency, the Dollar Equivalent thereof) on such Business Day in same day funds or (ii) in the case of a Foreign Letter of Credit, the amount of such Participant's FRL Percentage of such payment in the relevant Alternate Currency on such Business Day in same day funds. If and to the extent such Participant shall not have so made its DRL Percentage or FRL Percentage, as the case may be, of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its applicable Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its applicable Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer such other Participant's applicable Percentage of any such payment.

          (d) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the applicable Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each such Participant which has paid its applicable Percentage thereof, in the Applicable Currency (or, in the case of any payment in respect of a US Letter of Credit received in an Alternate Currency, of the Dollar Equivalent thereof) and in same day funds, an amount equal to such Participant's applicable Percentage of the principal amount thereof and interest thereon accruing after the actual funding of the respective participations.

          (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

           (ii) the existence of any claim, set-off, defense or other right which any Account Party or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit, any Bank, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Account Party or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

           (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

           (v) the occurrence of any Default or Event of Default.

          2.05  Increased Costs.  If after the date hereof, the adoption or
                ---------------
effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on the Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon written demand to the respective Account Party by the Letter of Credit Issuer or such Participant (a copy of which demand shall be sent by the Letter of Credit Issuer or such Participant to the Administrative Agent), such Account Party shall pay to the Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to such Account Party by the Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on such Account Party absent manifest error, although the failure to deliver any such certificate shall not release or diminish such Account Party's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

          SECTION 3.  Fees; Commitments.
                      -----------------

          3.01  Fees.  (a)  The US Borrower agrees to pay in Dollars to the
                ----
Administrative Agent for distribution to each Non-Defaulting DRL Bank a commitment fee (the "DRL Commitment Fee") for the period from the Restatement Effective Date to but not including the date the Total Dollar Revolving Loan Commitment has been terminated, computed for each day at a rate per annum equal to the Applicable Commitment Fee Percentage multiplied by the Unutilized Dollar Revolving Loan Commitment of such Bank on such day. Accrued DRL Commitment Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and the date upon which the Total Dollar Revolving Loan Commitment is terminated.

          (b) The Foreign Borrowers jointly and severally agree to pay in Dollars to the Administrative Agent for distribution to each Non-Defaulting FRL Bank a commitment fee (the "FRL Commitment Fee") for the period from the Restatement Effective Date to but not including the date the Total Foreign Revolving Loan Commitment has been terminated, computed for each day at a rate per annum equal to the Applicable Commitment Fee Percentage multiplied by the Unutilized Foreign Revolving Loan Commitment of such Bank on such day. Accrued FRL Commitment Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and the date upon which the Total Foreign Revolving Loan Commitment is terminated.

          (c) The US Borrower shall pay in Dollars to the Administrative Agent for the account of the DRL Banks pro rata on the basis of their DRL Percentages,
                                 --- ----
a fee in respect of each US Letter of Credit (the "US Letter of Credit Fee") computed for each day at a rate per annum equal to the Applicable Euro Rate Margin for such day multiplied by the then Stated Amount of such Letter of Credit. Accrued US Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the first day on or after the termination of the Total Dollar Revolving Loan Commitment upon which no US Letters of Credit remain outstanding.

          (d) The US Borrower shall pay in Dollars to the Letter of Credit Issuer a fee in respect of each US Letter of Credit (the "US Facing Fee") computed for each day at a rate per annum of 1/4 of 1% on the then Stated Amount of such US Letter of Credit. Accrued US Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the first day on or after the termination of the Total Dollar Revolving Loan Commitment upon which no US Letters of Credit remain outstanding.

          (e) The respective Foreign Borrower shall pay in the relevant Alternate Currency to the Administrative Agent for the account of the FRL Banks pro rata on the basis of their FRL Percentages, a fee in respect of each Foreign
--- ----
Letter of Credit issued for the account of such Foreign Borrower (the "Foreign Letter of Credit Fee") computed for each day at a rate per annum equal to the Applicable Euro Rate Margin for such day multiplied by the then Stated Amount of such Foreign Letter of Credit. Accrued Foreign Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the first day on or after the termination of the Total Foreign Revolving Loan Commitment upon which no Foreign Letters of Credit remain outstanding.

          (f) The respective Foreign Borrower shall pay in the relevant Alternate Currency to the Letter of Credit Issuer a fee in respect of each Foreign Letter of Credit issued for the account of such Foreign Borrower (the "Foreign Facing Fee") computed for each day at a rate per annum of 1/4 of 1% on the then Stated Amount of such Foreign Letter of Credit. Accrued Foreign Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the first day on or after the termination of the Total Foreign Revolving Loan Commitment upon which no Foreign Letters of Credit remain outstanding.

          (g) The respective Borrower hereby agrees to pay directly to the Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, payment or amendment be the administrative charge which the Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of comparable letters of credit issued by it.

          (h) The Borrowers shall pay to the Administrative Agent, for its own account, such fees as have been agreed to in writing by the Borrowers and the Administrative Agent and such other fees and expenses as may be agreed to from time to time by the Borrowers and the Administrative Agent, when and as due.

          (i) All computations of Fees shall be made in accordance with Section 12.07(c).

          3.02  Voluntary Reduction of Commitments.  (a)  Upon at least three
                ----------------------------------
Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), (I) the US Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Unutilized Total Dollar Revolving Loan Commitment, which notice shall specify the portion of the specified reduction which shall apply to the Unutilized Acquisition Sub-Limit and the Unutilized Working Capital Sub-Limit, respectively, and (II) the Foreign Borrowers shall have the right, without premium or penalty, to terminate or partially reduce to Unutilized Total Foreign Revolving Loan Commitment; provided that (A)(x) in the case of terminations or partial reductions pursuant to clause (I) above, such termination or partial reduction shall apply to proportionately and permanently reduce the Dollar Revolving Loan Commitment of each of the DRL Banks and (y) in the case of terminations or partial reductions pursuant to clause (II) above, such termination or partial reduction shall apply to proportionately and permanently reduce the Unutilized Foreign Revolving Loan Commitment of each of the FRL Banks and (B) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $1,000,000 or any integral of $500,000 in excess thereof.

          3.03  Mandatory Adjustments of Commitments, etc.  (a)  The Total
                ------------------------------------------
Commitment (and the DM Term Loan Commitment, the Dollar Revolving Loan Commitment and the Foreign Revolving Loan Commitment of each Bank) shall terminate on the Commitment Expiration Date unless the Restatement Effective Date has occurred on or before such date. Notwithstanding anything to the contrary contained above or in Section 12.10, if the Restatement Effective Date does not occur on or prior to the Commitment Expiration Date, then it shall not thereafter occur

(unless the Required Banks agree in writing to an extension of such date), and this Agreement shall cease to be of any force or effect and the Existing Credit Agreement shall continue to be effective, as the same may have been, or may thereafter be, amended, modified or supplemented from time to time.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total DM Term Loan Commitment (and the DM Term Loan Commitment of each Bank) shall terminate in its entirety on the Restatement Effective Date (after giving effect to the incurrence of the DM Term Loans on such date).

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, (i) the Total Dollar Revolving Loan Commitment (and the Dollar Revolving Loan Commitment of each DRL Bank) and (ii) the Total Foreign Revolving Loan Commitment (and the Foreign Revolving Loan Commitment of each FRL
Bank) shall terminate on the earlier of (i) the date on which a Change of Control occurs and (ii) the Revolving Loan Maturity Date.

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Dollar Revolving Loan Commitment shall be permanently reduced at the times, and in the amounts, required by Section 4.02(B)(a). Each reduction of the Total Dollar Revolving Loan Commitment pursuant to this Section 3.03(d) shall apply to proportionally and permanently reduce the Dollar Revolving Loan Commitment of each DRL Bank.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Foreign Revolving Loan Commitment shall be permanently reduced at the times, and in the amounts, required by Section 4.02(B)(a). Each reduction of the Total Foreign Revolving Loan Commitment pursuant to this Section 3.03(e) shall apply to proportionally and permanently reduce the Foreign Revolving Loan Commitment of each FRL Bank.

          SECTION 4.  Payments.
                      --------

          4.01  Voluntary Prepayments.  Each Borrower shall have the right to
                ---------------------
prepay the Loans made to it, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions:

           (i) such Borrower shall give the Administrative Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are DM Term Loans, Dollar Revolving Loans, DM Revolving Loans, NLG Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Euro Rate Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by such Borrower prior to 12:00 Noon (New York time, or in the case of DM Loans or NLG Revolving Loans, London, England time) at least three Business Days prior to the date of such prepayment (or, in the case of Base Rate Loans, on the same day), and which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Administrative Agent to each of the Banks;

           (ii) (x) each partial prepayment of outstanding DM Term Loans, Dollar Revolving Loans, DM Revolving Loans and NLG Revolving Loans shall be in an aggregate principal amount of at least $500,000 (or (A) the Deutsche Mark Equivalent thereof in the case of DM Loans or (B) the Dutch Guilder Equivalent thereof in the case of NLG Revolving Loans), provided that no partial prepayment of Euro Rate Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Euro Rate Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto and (y) each partial prepayment of outstanding Swingline Loans shall be in an aggregate principal amount of at least $100,000;

           (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans;
                                --- ----

           (iv) each voluntary prepayment of DM Term Loans shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis (based
                                                         --- ----
     on the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto); and

           (v) with respect to each prepayment in respect of any Dollar Revolving Loans made pursuant to this Section 4.01, such prepayment shall, unless otherwise directed by the US Borrower at the time of prepayment, first be deemed to be applied to any outstanding Working Capital Loans and then to any outstanding Acquisition Loans.

          4.02  Mandatory Prepayments.
                ---------------------

          (A)  Requirements:
               ------------

          (a) (i) If on any date the sum of (w) the aggregate outstanding principal amount of Dollar Revolving Loans (after giving effect to all other repayments thereof on such date) plus (x) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) plus (y) the US Letter of Credit Outstandings on such date plus (z) the aggregate outstanding principal amount of all Foreign Subsidiary Third Party Borrowings (or the Dollar Equivalent thereof in the case of Foreign Subsidiary Third Party Borrowings incurred in a currency other than Dollars) exceeds the Total Dollar Revolving Commitment as then in effect, the US Borrower shall repay on such date the aggregate principal amount of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Dollar Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Dollar Revolving Loans, the sum of (x) the US Letter of Credit Outstandings plus
(y) the aggregate outstanding principal amount of all Foreign Subsidiary Third Party Borrowings (or the Dollar Equivalent thereof in the case of Foreign Subsidiary Third Party Borrowings incurred in a currency other than Dollars) exceeds the Total Dollar Revolving Commitment then in effect, the US Borrower agrees to pay to the Administrative Agent on such date an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the US Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations). All repayments of Dollar Revolving Loans pursuant to this Section 4.02(A)(a)(i) shall be applied to Acquisition Loans and Working Capital Loans in proportion to their respective outstanding amounts.

          (ii) If on any date the sum of (x) the aggregate outstanding principal amount of Foreign Revolving Loans (after giving effect to all other repayments thereof on such date) and (y) the Foreign Letter of Credit Outstandings on such date exceeds the Total Foreign Revolving Loan Commitment as then in effect, the Foreign Borrowers jointly and severally shall repay no later than the next following Business Day the principal amount of DM Revolving Loans and/or NLG Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Foreign Revolving Loans, the aggregate amount of Foreign Letter of Credit Outstandings exceeds the Total Foreign Revolving Commitment then in effect, the Foreign Borrowers jointly and severally agree to pay to the Administrative Agent on such date an amount in cash, Cash Equivalents and/or Foreign Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the Foreign Borrowers hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents and Foreign Cash Equivalents satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations).

          (iii) If, after giving effect to any repayment then being made pursuant to Section 4.02(A)(a)(i), on any date the aggregate principal amount of Working Capital Loans exceeds the Working Capital Sub-Limit then in effect, the US Borrower shall repay on such date the principal of Working Capital Loans in an aggregate amount equal to such excess.

          (iv) If, after giving effect to any repayment then being made pursuant to Section 4.02(A)(a)(i), on any date the aggregate principal amount of Acquisition Loans exceeds the Acquisition Sub-Limit then in effect, the US Borrower shall repay on such date the principal of Acquisition Loans in an aggregate amount equal to such excess.

          (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the German Borrower shall be required to repay that principal amount of DM Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled Repayment"):


Date                                                      Amount
----                                                      ------

December 31, 2000                                       DM4,187,500

March 31, 2001                                          DM4,187,500
June 30, 2001                                           DM4,187,500
September 30, 2001                                      DM4,187,500
December 31, 2001                                       DM8,375,000



Date                                                      Amount
----                                                      ------
March 31, 2002                                          DM8,375,000
June 30, 2002                                           DM8,375,000
September 30, 2002                                      DM8,375,000
December 31, 2002                                       DM8,375,000

March 31, 2003                                          DM8,375,000
June 30, 2003                                           DM8,375,000
DM Term Loan Maturity Date                              DM8,375,000


          (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on the Business Day following each date of receipt by the US Borrower and/or any of its Subsidiaries of Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of outstanding DM Term Loans and/or as a mandatory reduction to the Total Dollar Revolving Loan Commitment and the Total Foreign Revolving Loan Commitment pursuant to Section 4.02(B)(a), provided that such Net Cash Proceeds shall not be required to be so applied on such date to the extent the US Borrower elects, as hereinafter provided, to cause such Net Cash Proceeds to be reinvested in Reinvestment Assets (such election, together with any election made pursuant to Section 4.02(A)(d), a "Reinvestment Election"). The US Borrower may exercise its Reinvestment Election with respect to an Asset Sale if (x) no Default or Event of Default then exists and (y) the US Borrower delivers a Reinvestment Notice to the Administrative Agent on the Business Day following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds from such Asset Sale in an amount equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on the Business Day following each date of receipt by the US Borrower and/or any of its Subsidiaries of Cash Proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied as a mandatory repayment of principal of outstanding DM Term Loans and/or as a mandatory reduction to the Total Dollar Revolving Loan Commitment and the Total Foreign Revolving Loan Commitment pursuant to Section 4.02(B)(a), provided that such Net Insurance Proceeds shall not be required to be so applied on such date to the extent the US Borrower elects, as hereinafter provided, to cause such Net Insurance Proceeds to be reinvested in Reinvestment Assets. The US Borrower may exercise its Reinvestment Election with respect to a Recovery Event if (x) no Default or Event of Default then exists and (y) the US Borrower delivers a Reinvestment Notice to the Administrative Agent on the Business Day following the date of the US Borrower's or such Subsidiary's receipt of the proceeds from the respective Recovery Event, with such Reinvestment Election being effective with respect to the Net Insurance Proceeds from such Recovery Event in an amount equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

          (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, DM Term Loans shall be required to be repaid, and/or the Total Dollar Revolving Loan Commitment and the Total Foreign Revolving Loan Commitment shall be required to be permanently reduced, pursuant to Section 4.02(B)(a), on the Reinvestment Reduction Date with respect to a Reinvestment Election, in an amount equal to the Reinvestment Reduction Amount, if any, with respect to such Reinvestment Election.

          (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date of the receipt by the US Borrower and/or any of its Subsidiaries of cash proceeds from the incurrence of Indebtedness for borrowed money by the US Borrower and/or any of its Subsidiaries (other than Indebtedness permitted by Section 8.04 as in effect on the Restatement Effective Date), an amount equal to 100% of the cash proceeds from such incurrence of such Indebtedness (net of underwriting discounts and commissions, brokerage fees, legal costs and other reasonable costs associated therewith) shall be applied as a mandatory repayment of principal of outstanding DM Term Loans and/or as a mandatory reduction to the Total Dollar Revolving Loan Commitment and the Total Foreign Revolving Loan Commitment pursuant to Section 4.02(B)(a).

          (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to 75% of the Excess Cash Flow of the US Borrower for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding DM Term Loans and/or as a mandatory reduction to the Total Dollar Revolving Loan Commitment and the Total Foreign Revolving Loan Commitment pursuant to Section 4.02(B)(a); provided, however, that no such
                                           --------  -------
repayment and/or commitment reduction shall be required  pursuant to this
Section 4.02(A)(g) on any Excess Cash Payment Date if the Leverage Ratio of the US Borrower as of the last day of such Excess Cash Payment Period is 4.25:1.00 or less and no Default or Event of Default exists at the time that such payment or commitment reduction is otherwise required pursuant to this Section 4.02(A)(g); and provided further, that this Section 4.02(A)(g) shall cease to be
                ----------------
of any force or effect in the event that, after the Restatement Effective Date and prior to March 31, 1999, the US Borrower consummates an offering of its equity or equity-linked securities generating gross cash proceeds of at least $50,000,000 (the "Securities").

          (h) All outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date.

          (i) All outstanding Dollar Revolving Loans, DM Revolving Loans and NLG Revolving Loans shall be repaid in full on the Revolving Loan Maturity Date.

          (j) All outstanding DM Term Loans shall be repaid in full on the DM Term Loan Maturity Date.

          (k) All outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

          (B)  Application:
               -----------

          (a) All amounts required to be applied pursuant to Sections 4.02(A)(c), 4.02(A)(d), 4.02(A)(e), 4.02(A)(f) and 4.02(A)(g) in accordance with this Section 4.02(B)(a) shall be applied (i) first, as a mandatory repayment of principal of outstanding DM Term Loans and (ii) second, to the extent in excess thereof, as a mandatory reduction to the Total Dollar Revolving Loan Commitment and the Total Foreign Revolving Loan Commitment on a pro rata basis (based on
                                                     --- ----
the then existing amounts of the Total Dollar Loan Commitment and the Total Foreign Revolving Loan Commitment). Each mandatory repayment of DM Term Loans required to be made pursuant to this Section 4.02(B)(a) shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis (based on the
                                                    --- ----
then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

          (b) With respect to each prepayment of Loans required by this Section 4.02, the respective Borrower may designate the Types of Loans of the respective Facility which are to be repaid, and in the case of Euro Rate Loans, the specific Borrowing(s) pursuant to which such Loans were made, provided that (i)
                                                              --------
repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full, (ii) if any repayment of Euro Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Euro Rate Loans made pursuant to such Borrowing to an amount less than the respective Minimum Borrowing Amount applicable thereto, such Borrowing (x) in the case of Dollar Revolving Loans, shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and (y) in the case of DM Loans or NLG Revolving Loans, shall be repaid in full at the end of the then current Interest Period (with the amount of any such repayment of DM Term Loans to be applied pro rata to reduce the then remaining Scheduled Repayments based upon
        --- ----
the then remaining amount of each Scheduled Repayment after giving effect to all prior reductions thereto) and (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a
                                --- ----
designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

          4.03  Method and Place of Payment.   Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the ratable account of the Banks entitled thereto, not later than 1:00 P.M. (local time in the city of the appropriate Payment Office) on the date when due and shall be made in (x) Dollars (or the Dollar Equivalent in the case of Unpaid Drawings relating to a US Letter of Credit issued in an Alternate Currency) in immediately available funds at the appropriate Payment Office in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately following clauses
(y) and (z), (y) Deutsche Marks in immediately available funds at the appropriate Payment Office, if such payment is made in respect of (i) principal of or interest on DM Loans, (ii) Foreign Letters of Credit to the extent same are denominated in Deutsche Marks, or (iii) any increased costs, indemnities or other amounts owing with respect to

DM Loans (or DM Term Loan Commitments or Foreign Revolving Loan Commitments) or Foreign Letters of Credit, in the case of this clause (iii) to the extent the respective Bank which is charging same denominates the amounts owing in Deutsche Marks and (z) Dutch Guilders in immediately available funds at the appropriate Payment Office, if such payment is made in respect of (i) principal of or interest on NLG Revolving Loans, (ii) Foreign Letters of Credit to the extent same are denominated in Dutch Guilders, or (iii) any increased costs, indemnities or other amounts owing with respect to NLG Revolving Loans (or Foreign Revolving Loan Commitments) or Foreign Letters of Credit, in the case of this clause (iii) to the extent the respective Bank which is charging same denominates the amounts owing in Dutch Guilders; it being understood that written, telex or facsimile transmission notice by the respective Borrower to the Administrative Agent to make a payment from the funds in the respective Borrower's account at the respective Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (local time in the city of the appropriate Payment Office) on any Business Day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04  Net Payments.  (a)  All payments made by any Borrower hereunder
                ------------
or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the respective Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the respective Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in each case in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The respective Borrower will furnish to the Administrative Agent within 30 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Each Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank that has a Dollar Revolving Loan Commitment or outstanding Dollar Revolving Loans and that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes agrees to deliver to the US Borrower and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of any such Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each such Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the US Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor forms) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the US Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the US Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United
States (or any political
subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any such Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes to the extent that such Bank has not provided to the US Borrower United States Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the US Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to any such Bank in respect of income or similar taxes imposed by the United

States if (I) such Bank is not a United States person (defined as provided above) and has not provided to the US Borrower the Internal Revenue Service Forms provided for in the foregoing provisions of this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause
(ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the US Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          SECTION 5.  Conditions Precedent.  The occurrence of the Restatement
                      --------------------
Effective Date and the obligation of each Bank to make each Loan and the obligation of the Letter of Credit Issuer to issue each Letter of Credit hereunder on and after the Restatement Effective Date are subject, at the time of such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

          5.01  Execution of Agreement.  On or prior to the Restatement
                ----------------------
Effective Date, this Agreement shall have been executed and delivered in accordance with Section 12.10.

          5.02  Notes.  On the Restatement Effective Date, there shall have been
                -----
delivered to the Administrative Agent for the account of each Bank that has requested same the appropriate Note or Notes, as the case may be, executed by the appropriate Borrower, in each case in the amount, maturity and as otherwise provided herein.

          5.03  No Default; Representations and Warranties.  At the time of each
                ------------------------------------------
Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          5.04  Officer's Certificate.  On the Restatement Effective Date, the
                ---------------------
Administrative Agent shall have received a certificate dated such date signed by the chairman, the president, any vice-president or the chief financial officer of the US Borrower stating that all of the applicable conditions set forth in Sections 5.03, 5.07 and 5.08 have been satisfied as of such date.

          5.05  Opinion of Counsel.  On the Restatement Effective Date, the
                ------------------
Administrative Agent shall have received from (i) Morgan Lewis & Bockius LLP, counsel to the Credit Parties, an opinion or opinions addressed to the Administrative Agent and each of the Banks and dated the Restatement Effective Date, which opinion or opinions shall cover the matters contained in Exhibit D and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (ii) such local or foreign counsel to the Credit

Parties, an opinion or opinions addressed to the Administrative Agent and each of the Banks and dated the Restatement Effective Date, which opinion or opinions shall cover such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

          5.06  Corporate Proceedings.  (a)  On the Restatement Effective Date,
                ---------------------
the Administrative Agent shall have received from each Credit Party a certificate, dated the Restatement Effective Date, signed by the chairman, a vice chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws, or other organizational documents, of such Credit Party, the resolutions of such Credit Party and each of the other documents referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation, By-Laws, resolutions and other documents) shall be reasonably satisfactory to the Administrative Agent.

          (b) On the Restatement Effective Date, all corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          5.07  Consummation of the Transaction.  (a)  On the Restatement
                -------------------------------
Effective Date, the Acquisition shall have been consummated in accordance with the Acquisition Documents and all applicable laws, and each of the material conditions precedent to the consummation of the Acquisition shall have been satisfied, and not waived except with the consent of the Administrative Agent and the Required Banks, to the satisfaction of the Administrative Agent and the Required Banks.

          (b) On the Restatement Effective Date, (x) the total commitments in respect of the Indebtedness to be Refinanced shall have been terminated, all loans with respect thereto shall have been repaid in full (together with interest thereon), all letters of credit issued thereunder shall have been terminated and all other amounts (including premiums) owing with respect thereto shall have been repaid in full and all documents in respect of the Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated (except as to indemnification provisions, which may survive to the extent provided therein) and be of no further force and effect and (y) the creditors in respect of the Indebtedness to be Refinanced shall have terminated and released all security interests in and Liens on the capital stock and other assets acquired pursuant to the Acquisition, or release arrangements satisfactory to the Administrative Agent with respect thereto shall have been made.

          (c) On or prior to the Restatement Effective Date, there shall have been delivered to the Administrative Agent and the Banks true and correct copies of all Acquisition Documents and all of the terms and conditions of such Acquisition Documents shall be in the form previously delivered to the Administrative Agent.

          (d) On the Restatement Effective Date, the Administrative Agent shall have received evidence, in form, scope and substance reasonably satisfactory to it, that the matters set forth in this Section 5.07 have been satisfied as of such date.

          5.08  Adverse Change, etc.  (a)  On the Restatement Effective Date,
                --------------------
nothing shall have occurred (and neither the Required Banks nor the Administrative Agent shall have become aware of any facts or conditions not previously known) which the Required Banks or the Administrative Agent shall determine (i) has had, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent under the Credit Documents or on the ability of any Credit Party to perform its obligations under the Credit Documents or (ii) has had, or could reasonably be expected to have, a Material Adverse Effect.

          (b) On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction and the other transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the consummation of the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Documents.

          5.09  Litigation.  On the Restatement Effective Date, there shall be
                ----------
no actions, suits or proceedings pending or threatened (a) with respect to the Transaction, this Agreement or any other Document or (b) which the Administrative Agent or the Required Banks shall determine has, or could reasonably be expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Banks or the Administrative Agent under the Credit Documents or on the ability of any Credit Party to perform its obligations under the Credit Documents.

          5.10  Guaranties.  (a) On the Restatement Effective Date, each US
                ----------
Subsidiary Guarantor shall have duly authorized, executed and delivered an amended and restated Guaranty in the form of Exhibit F-1 (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "US Subsidiary Guaranty") guaranteeing all of the obligations of the US Borrower as more fully provided therein, and the US Subsidiary Guaranty shall be in full force and effect.

          (b) On the Restatement Effective Date, each US Credit Party, each German Credit Party and each Dutch Credit Party shall have duly authorized, executed and delivered a

Guaranty in the form of Exhibit F-2 (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Foreign Guaranty"), guaranteeing all of the obligations of the Foreign Borrowers as more fully provided therein, and the Foreign Guaranty shall be in full force and effect.

          5.11  US Pledge Agreement.  On the Restatement Effective Date, each US
                -------------------
Credit Party shall have duly authorized, executed and delivered an amended and restated Pledge Agreement in the form of Exhibit G, with such changes thereto, or additional pledge agreements (or amendments thereto) entered into in connection therewith, as foreign counsel to the Administrative Agent may suggest in connection with the Pledged Securities issued by any Foreign Subsidiary (such amended and restated Pledge Agreement, together with such additional pledge agreements, as further modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, collectively, the "US Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein, endorsed in blank or accompanied by executed and undated stock powers, and the US Pledge Agreement shall be in full force and effect.

          5.12  US Security Agreement.  On the Restatement Effective Date, each
                ---------------------
US Credit Party shall have duly authorized, executed and delivered an amended and restated Security Agreement in the form of Exhibit H (as further modified, supplemented or amended from time to time in accordance with the terms thereof and hereof, the "US Security Agreement") covering all of each such US Credit Party's present and future US Security Agreement Collateral, in each case together with:

           (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the US Security Agreement;

           (ii) to the extent received by the US Borrower, certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name the US Borrower or any Domestic Subsidiary as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name the US Borrower or any Domestic Subsidiary as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

           (iii) evidence of the completion of all other recordings and filings of, or with respect to, the US Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the US Security Agreement; and

           (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the US Security Agreement have been taken;

and the US Security Agreement shall be in full force and effect.

          5.13  Financial Statements; Pro Forma Balance Sheet; Projections.  On
                ----------------------------------------------------------
or prior to the Restatement Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the pro
                                                                             ---
forma financial statements and the projections referred to in Sections 6.09,
-----
6.10(b) and 6.10(c), which historical financial statements, pro forma balance
                                                            --- -----
sheet and projections shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

          5.14  Solvency Certificate; Insurance Certificates. On the Restatement
                --------------------------------------------
Effective Date, the US Borrower shall have delivered to the Administrative
Agent:

           (i) a solvency certificate from the chief financial officer of the US Borrower in the form of Exhibit I; and

           (ii) certificates of insurance complying with the requirements of
     Section 7.03 for the business and properties of the US Borrower and its Subsidiaries, and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be canceled without at least 30 days prior written notice by the respective insurer to the Collateral Agent (or such shorter period of time as a particular insurance company generally provides).

          5.15  Payment of Fees, etc.  (a) On the Restatement Effective Date,
                ---------------------
all interest and Fees accrued (and not theretofore paid) under the Existing Credit Agreement shall be paid in full, and all other costs, fees and expenses owing to any of the Existing Banks or the Administrative Agent under the Existing Credit Agreement (including pursuant to Section 1.11 thereof) shall be paid (whether or not such amounts are otherwise required to be paid at such time pursuant to the Existing Credit Agreement). Furthermore, on the Restatement Effective Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement, in each case due to the Administrative Agent or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

          (b) On the Restatement Effective Date, all Interest Periods with respect to any outstanding Existing Revolving Loans shall have expired in accordance with the terms thereof or shall have been terminated by the US Borrower.

          5.16  Florimex Commercial Paper Program.  On the Restatement Effective
                ---------------------------------
Date, the US Borrower shall have paid, or shall have caused the German Borrower and the Dutch Borrower to pay, in cash into an escrow account in respect of the Florimex Commercial Paper Program all amounts necessary to repay in full all outstanding amounts under the Florimex Commercial Paper Program by December 15, 1998.

          5.17  Notice of Borrowing; Letter of Credit Request.  The
                ---------------------------------------------
Administrative Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03(a) with respect to each incurrence of DM Term Loans, Dollar Revolving Loans, DM Revolving Loans or NLG Revolving Loans, as the case may be. BTCo shall have received the notice satisfying the requirements of
Section 1.03(b)(i) with respect to each incurrence of Swingline Loans. The Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request satisfying the requirements of Section 2.02 with respect to each issuance of a Letter of Credit.

          The occurrence of the Restatement Effective Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the respective Borrower to the Administrative Agent and each of the Banks that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Administrative Agent.

          SECTION 6.  Representations, Warranties and Agreements.  In order to
                      ------------------------------------------
induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, each Borrower makes the following representations, warranties and agreements as to itself and as to each of its Subsidiaries (to the extent provided herein) with the Banks, in each case after giving effect to the Restatement Effective Date and all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit.

          6.01  Status.  Each of the Credit Parties (i) is a duly organized and
                ------
validly existing corporation, partnership or limited liability company, as the case may be, and is in good standing, in each case under the laws of the jurisdiction of its organization, and has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

          6.02  Power and Authority.  Each Credit Party has the corporate,
                -------------------
partnership or limited liability company power and authority, as the case may be, to execute, deliver and carry out the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance of each of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.03  No Violation.  Neither the execution, delivery or performance by
                ------------
any Credit Party of the Documents to which it is a party nor compliance by them with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party pursuant to the terms of any material indenture, mortgage, deed of trust, agreement or other instrument to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or
(iii) will violate any provision of the Certificate of Incorporation or By-Laws (or other organizational document), as the case may be, of such Credit Party.

          6.04  Litigation.  There are no actions, suits or proceedings pending
                ----------
or threatened, with respect to the US Borrower or any of its Subsidiaries, (i) that have, or that are reasonably likely to have, a Material Adverse Effect or
(ii) that have, or that are reasonably likely to have, a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its obligations to the Banks under the Credit Documents.

          6.05  Use of Proceeds; Margin Regulations.  (a)  The proceeds of all
                ------------------------------------
DM Term Loans shall be utilized on the Restatement Effective Date (i) to finance, in part, the Acquisition (it being understood and agreed that no part of the DM Term Loans may be used to finance the acquisition of the Dutch Credit Parties or any direct or indirect parent company of the Dutch Credit Parties) and the Refinancing and (ii) to pay certain fees and expenses relating to the Transaction.

          (b) The proceeds of all Working Capital Loans and Swingline Loans shall be utilized for the general corporate and working capital purposes of the US Borrower and its Subsidiaries (it being understood and agreed that such purposes shall include the repayment of working capital indebtedness of entities that become Subsidiaries of the US Borrower that is outstanding at the time of the acquisition thereof pursuant to a Permitted Acquisition).

          (c) The proceeds of all Acquisition Loans shall be utilized to make Permitted Acquisitions; provided that up to, but no more than, $50,000,000 of
                        --------
Acquisition Loans may be utilized on the Restatement Effective Date (i) to finance, in part, the Acquisition and the Refinancing and (ii) to pay certain fees and expenses relating to the Transaction.

          (d) The proceeds of all DM Revolving Loans shall be used for the general corporate and working capital purposes of the German Borrower and its Subsidiaries.

          (e) The proceeds of all NLG Revolving Loans shall be used for the general corporate and working capital purposes of the Dutch Borrower and its Subsidiaries.

          (f) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, nor the occurrence of any other Credit Event, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          (g) On the Restatement Effective Date, (i) $137,063,819.96 in principal amount of Acquisition Loans are outstanding and (ii) $2,936,180.04 in principal amount of Working Capital Loans are outstanding.

          6.06  Approvals.  Except as have been obtained or made and which
                ---------
remain in full force and effect, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof or any other Person, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document and the consummation of the transactions contemplated therein or (ii) the legality, validity, binding effect or enforceability of any Document.

          6.07  Investment Company Act.  Neither the US Borrower nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          6.08  Public Utility Holding Company Act.  Neither the US Borrower nor
                ----------------------------------
any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.09  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) heretofore or contemporaneously furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein (including the Transaction) is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections (including those delivered to the Administrative Agent on September 10, 1998) and pro forma financial information contained in such materials are based on
    --- -----
good faith estimates and assumptions believed by the US Borrower to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to the US Borrower or any of its Subsidiaries which would have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Administrative Agent for use in connection with the transactions contemplated hereby.

          6.10  Financial Condition; Financial Statements.  (a)  On and as of
                -----------------------------------------
the Restatement Effective Date, on a pro forma basis after giving effect to the
                                     --- -----
execution, delivery and performance of this Agreement and the other Documents and the consummation of the transactions contemplated herein and therein and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, and with respect to each Borrower on a stand-alone basis and the US Borrower and its Subsidiaries taken as a whole (x) the sum of their assets, at a fair valuation, will exceed their debts, (y) they have not incurred nor intend to, nor believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) they will have sufficient capital with which to conduct their business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) The consolidated balance sheets of the US Borrower and its Subsidiaries as at December 31, 1997 and June 30, 1998, as the case may be, and the related consolidated statements of shareholders' equity, operations and cash flows of the US Borrower and its Subsidiaries for the fiscal year and six-month period ended on such date, as the case may be, which, in the case of such financial statements for the fiscal year ended December 31, 1997, have been examined by Pricewaterhouse Coopers LLP, and the pro forma (after giving effect
                                                 --- -----
to the Transaction and the other transactions contemplated hereby) consolidated balance sheet of the US Borrower and its Subsidiaries as at June 30, 1998 and the related consolidated statements of shareholders' equity, operations and cash flows for the six-month period ended June 30, 1998, copies of which have heretofore been furnished to each Bank, present fairly the financial position of the US Borrower and its Subsidiaries at the dates of said statements and the results for the periods covered thereby (or, in the case of the pro forma
                                                                --- -----
financial statements, present a good faith estimate of the consolidated pro
                                                                        ---
forma financial condition and results of the US Borrower and its Subsidiaries at
-----
the date thereof and/or for the period covered thereby). All such financial statements (other than the aforesaid pro forma financial statements) have been
                                     --- -----
prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

          (c) The consolidated, unaudited interim financial statements incorporating Florimex Worldwide, Florimex USA and Florimex Canada, as a whole, and the related statement of income for the period from July 1, 1997 to and including June 30, 1998, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial position of such Persons and their Subsidiaries at the date of said statements and the results for the period covered thereby. All such financial statements have been prepared in accordance with GAAP, consistently applied except for the absence of footnotes.

          (d) After giving effect to the Transaction (and assuming that same occurred prior to December 31, 1997), nothing has occurred since December 31, 1997 that has had or could reasonably be expected to have a Material Adverse Effect.

          (e) Except as fully reflected in the financial statements described in Sections 6.10(b) and (c) or in the footnotes thereto and the Indebtedness incurred under this Agreement, there were as of the Restatement Effective Date (and after giving effect to any Loans made on such date), no material Contingent Obligation, contingent liability or liability for taxes or any long-term lease or unusual forward or long-term commitment, including interest rate or currency swap or exchange transactions, with respect to the US Borrower or any of its Subsidiaries which either individually or in the aggregate would be material to any Borrower on a stand-alone basis or to the US Borrower and its Subsidiaries taken as a whole, except as incurred in the ordinary course of business consistent with past practices subsequent to June 30, 1998.

          6.11  Security Interests.  On and after the Restatement Effective
                ------------------
Date, each of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except that the Security Agreement Collateral may be subject to the security interests evidenced by Permitted Liens relating thereto and each Mortgaged Property may be subject to the Permitted Encumbrances relating thereto), in favor of the Collateral Agent (or such other trustee as may be required and desired under local law), and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected lien on, and security interest in, all such Collateral.
No filings or recordings (other than such filings or recordings as are necessary in connection with Pledged Securities issued by any Foreign Subsidiary, which the US Borrower will, or will cause its Subsidiaries to, make when and as required pursuant to this Agreement and the other Credit Documents) are required in order to perfect (or maintain the perfection or priority of) the security interests created under any Pledge Agreement.

          6.12  Tax Returns and Payments.  Each of the US Borrower and each of
                ------------------------
its Subsidiaries has filed all United States federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it (giving effect to any filing extension obtained in connection therewith) and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the US Borrower and its Subsidiaries in accordance with GAAP. The US Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the US Borrower) for the payment of, all United States federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of any Borrower, threatened by any authority regarding any taxes relating to the US Borrower or any of its Subsidiaries. As of the Restatement Effective Date, neither the US Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the US Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the US Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the US Borrower nor any of its Subsidiaries will incur any Taxes in connection with the Transaction, except such Taxes as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.13  Compliance with Certain Employee Benefit Laws.  (a)  Except as
                ---------------------------------------------
could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the US Borrower nor any Subsidiary of the US Borrower nor any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212
of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a risk to the US Borrower or any Subsidiary of the US Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the US Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, could not result in any liability against the US Borrower or any of its Subsidiaries; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the US Borrower, any Subsidiary of the US Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the US Borrower or any Subsidiary of the US Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the US Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by

Section 601 of ERISA) or any employee pension benefit plan (as defined in
Section 3(2) of ERISA) the obligations with respect to which could result in a Material Adverse Effect.

          (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except in each case where the failure to so maintain any such Foreign Pension Plan is not reasonably likely to have a Material Adverse Effect. Neither the US Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the US Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities to an extent which is reasonably likely to have a Material Adverse Effect.

          6.14  Ownership; Subsidiaries.  On the Restatement Effective Date, the
                -----------------------
corporations, partnerships and limited liability companies listed on Annex III are all of the Subsidiaries of the US Borrower. Annex III correctly sets forth, as of the Restatement Effective Date, the percentage ownership (direct and indirect) of the US Borrower in each class of capital stock or other equity interests of each of its Subsidiaries and also identifies the direct owner thereof.

          6.15  Intellectual Property.  Each of the US Borrower and each of its
                ---------------------
Subsidiaries owns or holds a valid license to use all the patents, trademarks, permits, service marks, trade names, technology, know-how, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, that are used in the operation of the business of the US Borrower and each of its Subsidiaries as presently conducted and as proposed to be conducted and are material to such business.

          6.16  Compliance with Statutes, etc.  The US Borrower and each of its
                ------------------------------
Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.17  Environmental Matters.  (a)  The US Borrower and each of its
                ---------------------
Subsidiaries have complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of any Borrower, past or threatened Environmental Claims against the US Borrower or any of its Subsidiaries or any Real Property at any time owned, leased or operated by the US Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences concerning the business or operations of the US Borrower or any of its Subsidiaries or any Real Property at any time owned, leased or operated by the US Borrower or any of its Subsidiaries or, to the best knowledge of any Borrower, any property adjoining or in the vicinity of any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the US Borrower or any of its Subsidiaries or any currently owned, leased or operated Real Property of the US Borrower or any of its Subsidiaries or (ii) to cause any such currently owned, leased or operated Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property by the US Borrower or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property at any time owned, leased or operated by the US Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property at any time owned, leased or operated by the US Borrower or any of its Subsidiaries. There are not now any underground storage tanks located on any Real Property owned, leased or operated by the US Borrower or any of its Subsidiaries.

          (c) Notwithstanding anything to the contrary in this Section 6.17, the representations made in this Section 6.17 shall only be untrue if the aggregate effect of all failures, noncompliances, Environmental Claims, Hazardous Materials, Releases and presence of underground storage tanks, in each case of the types described above, could reasonably be expected to have a Material Adverse Effect.

          6.18  Real Properties.  All Real Property owned or leased by the US
                ---------------
Borrower or any of its Subsidiaries as of the Restatement Effective Date, and the nature of the interest therein, is correctly set forth in Annex IV. The US Borrower and each of its Subsidiaries have good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by them, including all Real Property reflected in Annex IV and in the financial statements referred to in Sections 6.10(b) and (c), free and clear of all Liens, other than Permitted Liens.

          6.19  Labor Relations.  Neither the US Borrower nor any of its
                ---------------
Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the US Borrower or any of its Subsidiaries or, to the best knowledge of any Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the US Borrower or any of its Subsidiaries or, to the best knowledge of any Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the US Borrower or any of its Subsidiaries or, to the best knowledge of any Borrower, threatened against the US Borrower or any of its Subsidiaries, (iii) to the best knowledge of each Borrower, no union representation question existing with respect to the employees of the US Borrower or any of its Subsidiaries and, to the best knowledge of the US Borrower, no union organizing activities are taking place, and (iv) no payments are due and no circumstances exist which might make any payment due by the US Borrower or any of its Subsidiaries under the provisions of any law, statute, rule or regulation (relating to the US Borrower's or any of its Subsidiaries' labor practices) or any order, writ, injunction or decree (relating to the US Borrower's or any of its Subsidiaries' labor practices) of any court or governmental instrumentality, except (with respect to any matter specified in clause (i), (ii), (iii) or (iv) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

          6.20  Indebtedness.  Annex V sets forth a true and complete list of
                ------------
all Indebtedness of the US Borrower and its Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans and Letters of Credit, the "Existing Debt"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          6.21  Other Documents.  All representations and warranties set forth
                ---------------
in the Acquisition Documents were true and correct in all material respects on the date on which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects on and as of the Restatement Effective Date as if such representations and warranties were made on and as of such date.

          6.22  Year 2000.  All Information Systems and Equipment are either
                ---------
Year 2000 Compliant, or the US Borrower will use commercially reasonable efforts to reprogram or remedy, or complete any other corrective action (including any internal testing) with respect to, such Information Systems and Equipment by September 30, 1999 to make same Year 2000 Compliant, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the US Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in a Default, an Event of Default or a Material Adverse Effect.

          SECTION 7.  Affirmative Covenants.  Each Borrower hereby covenants and
                      ---------------------
agrees that as of the Restatement Effective Date and, thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings (in each case together with interest therein), Fees and all other Obligations incurred hereunder, are paid in full:

          7.01  Information Covenants.  The respective Borrower or Borrowers
                ---------------------
will furnish to each Bank:

          (a)  Annual Financial Statements.  Within 90 days after the close of
               ---------------------------
     each fiscal year of the US Borrower, the consolidated balance sheet of the US Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and stockholders' equity and of cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such fiscal year and certified by the chief financial officer or other Authorized Officer of the US Borrower that such statements fairly present the financial condition of the US Borrower and its Subsidiaries, as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and examined by independent certified public accountants of recognized national standing as shall be acceptable to the Administrative Agent, whose opinion shall not be qualified as to the scope of audit or as to the status of the US Borrower and its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the US Borrower and its Subsidiaries, which audit was conducted in accordance with GAAP, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof (it being understood that delivery of the US Borrower's annual report, as filed with the SEC on Form 10-K, shall be adequate to comply with the requirements of this Section 7.01(a)).

          (b)  Quarterly Financial Statements.  Within 45 days after the close
               ------------------------------
     of each of the first three quarterly accounting periods in each fiscal year of the US Borrower, the consolidated balance sheet of the US Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of operations and stockholders' equity and of cash flows for such quarterly accounting period, and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the US Borrower that they fairly present the financial condition of the US Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments (it being understood that delivery of the US Borrower's quarterly financial statements, as filed with the SEC on Form 10-Q, shall be adequate to comply with the requirements of this Section 7.01(b)).

          (c)  Budgets, etc.  Not more than 60 days after the commencement of
               -------------
     each fiscal year of the US Borrower, budgets of the US Borrower and its Subsidiaries in form reasonably satisfactory to the Administrative Agent (including, in any event, budgeted statements of income and sources and uses of cash and balance sheets) for (x) such fiscal year prepared in detail and (y) each of the five years immediately following such fiscal year prepared in summary form, in each case as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Sections 7.01(a) and (b), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to clause (x) of this Section 7.01(c) shall be presented.

          (d)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
     financial statements provided for in Sections 7.01(a) and (b), a certificate of the chief financial officer, controller or chief accounting officer of the US Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth
     (x) the calculations (in reasonable detail) required to establish whether the US Borrower and its Subsidiaries were in compliance with the provisions of Sections 8.05, 8.09 and 8.10, as at the end of such fiscal quarter or year, as the case may be, (y) the Leverage Ratio of the US Borrower (with detailed computation thereof) as at the end of such fiscal quarter or year, as the case may be, and (z) to the extent delivered with the financial statements pursuant to Section 7.01(a), the amount of, and the calculations (in reasonable detail) to establish the amount of, the Excess Cash Flow of the US Borrower for the relevant Excess Cash Payment Period (although the computation required by this clause (z) shall not be required to be delivered to the extent that the Securities have been issued before March 31, 1999).

          (e)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
     within five Business Days, after any officer of any Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the US Borrower, the German Borrower and/or the Dutch Borrower proposes to take with respect thereto and (y) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding pending against the US Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect.

          (f)  Auditors' Reports.  Promptly upon receipt thereof, a copy of each
               -----------------
     report or "management letter" submitted to the US Borrower or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of the US Borrower or any of its Subsidiaries.

          (g)  Environmental Matters.  Promptly after obtaining knowledge of any
               ---------------------
     of the following, written notice of:

                (i) any pending or threatened Environmental Claim against the US Borrower or any of its Subsidiaries or any Real Property owned, operated or leased by the US Borrower or any of its Subsidiaries which, if successful, would be reasonably likely to have a Material Adverse Effect;

                (ii) any condition or occurrence that (x) results in material noncompliance by the US Borrower or any of its Subsidiaries with any applicable Environmental Law, or (y) could reasonably be anticipated to form the basis of a material Environmental Claim against the US Borrower or any of its Subsidiaries or any Real Property owned, operated or leased by the US Borrower or any of its Subsidiaries with respect to, in the case of both clauses (x) and (y) above, (A) any Mortgaged Property or (B) to the extent such noncompliance or Environmental Claim is material to the US Borrower or to any other Credit Party, any other Real Property;

                (iii) any condition or occurrence on any Real Property owned, operated or leased by the US Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the US Borrower or its Subsidiary, as the case may be, of its interest in such Real Property under any

          Environmental Law in the event such restrictions apply with respect to a Mortgaged Property or, to the extent such restrictions are material to the US Borrower or any other Credit Party, with respect to any other Real Property; and

                (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, operated or leased by the US Borrower or any of its Subsidiaries.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the US Borrower's or its respective Subsidiary's response thereto. In addition, the US Borrower and its Subsidiaries agree to provide the Banks with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Administrative Agent or the Required Banks.

          (h)  Permitted Acquisition Reports.  Within 90 days after the date of
               -----------------------------
     the consummation of a Permitted Acquisition in which the Acquired Business had annual revenues of $15,000,000 or more for the most recently ended fiscal year of such Acquired Business, an audit of such Acquired Business prepared by the US Borrower's independent certified public accountants.

          (i)  Other Information.  Promptly upon transmission thereof, copies of
               -----------------
     any filings and registrations with, and reports to, the SEC by the US Borrower or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the US Borrower or any of its Subsidiaries shall send to the holders of their publicly held capital stock (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Bank may reasonably request from time to time.

          7.02  Books, Records and Inspections.  Each Borrower will, and will
                ------------------------------
cause each of its Subsidiaries to, permit, upon notice to the chief financial officer or other Authorized Officer of such Borrower, officers and designated representatives of the Administrative Agent or the Required Banks to visit and inspect any of the properties or assets of such Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of such Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of such Borrower and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Banks may desire.

          7.03  Maintenance of Property; Insurance.  (a)  Each Borrower will,
                ----------------------------------
and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. The US

Borrower will furnish on the Restatement Effective Date and annually thereafter with the financial statements delivered pursuant to Section 7.01(a) to the Administrative Agent a summary of the insurance carried in respect of the US Borrower and its Subsidiaries and the assets of the US Borrower and its Subsidiaries together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured (in the case of liability policies) and/or loss payee (in the case of casualty policies), to the extent of its interests therein.

          (b) If the US Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 7.03, or if the US Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the US Borrower agrees to reimburse the Administrative Agent or the Collateral Agent as the case may be, for all costs and expenses of procuring such insurance.

          7.04  Payment of Taxes.  Each Borrower will pay and discharge, and
                ----------------
will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.03(a) or charge upon any properties of any Borrower or any of its Subsidiaries, provided that in any event no Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          7.05  Corporate Franchises.  Each Borrower will do, and will cause
                --------------------
each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its rights, franchises and authority to do business to the extent material to any Credit Party or to the US Borrower and the other Credit Parties taken as a whole, provided that any transaction permitted by Section 8.02 will not constitute a
--------
breach of this Section 7.05.

          7.06  Compliance with Statutes, etc.  Each Borrower will, and will
                ------------------------------
cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which could not have a Material Adverse Effect or a material adverse effect on the ability of the Credit Parties, in the aggregate, to perform their obligations under the Credit Documents.

          7.07  Good Repair.  Each Borrower will, and will cause each of its
                -----------
Subsidiaries to, ensure that its material properties and equipment used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.05, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          7.08  Compliance with Environmental Laws.  (a)  Except where the
                ----------------------------------
failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Borrower: (i) will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the operation of their business and the ownership or use of any Real Property; (ii) will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred in such compliance; (iii) will keep or cause to be kept all Real Properties owned, operated or leased by such Borrower or any of its Subsidiaries free and clear of any material Liens imposed pursuant to such Environmental Laws; and (iv) will not generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except in compliance with applicable law. If any Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property, causes or permits any intentional or unintentional act or omission resulting in the material presence or release of any Hazardous Material (except in compliance with applicable Environmental Laws), such Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and provided that in any event no Borrower nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

          (b) At the written request of the Administrative Agent, at any time when any Borrower is required to give the Administrative Agent notice under
Section 7.01(g) of any event specified in Section 7.01(g), the US Borrower will provide, at the US Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property the subject of such notice, prepared by an environmental consulting firm reasonably satisfactory to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the US Borrower fails to provide the same 90 days after such request was made, the Administrative Agent may order the same, and the US Borrower shall grant and hereby grants to the Administrative Agent and its agents access to such Real Property and specifically grants the Administrative Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the US Borrower's expense.

          7.09  ERISA.  As soon as possible and, in any event, within 10 days
                -----
after the US Borrower, any Subsidiary of the US Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events, the US Borrower will deliver to each of the Banks a certificate of the chief financial officer or other Authorized Officer of the US Borrower setting forth the full details as to such occurrence and the action, if any, that the US Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the US Bor-rower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the US Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the US Borrower, any Subsidiary of the US Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan
(as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or that the US Borrower or any Subsidiary of the US Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. At the request of any Bank, the US Borrower will deliver to such Bank (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC, and any material notices received by the US Borrower, any Subsidiary of the US Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than 10 days after the date such records, documents and/or information has been furnished to the PBGC or such notice has been received by the US Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          7.10  End of Fiscal Years; Fiscal Quarters.  The US Borrower will, for
                ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 31, and December 31 of each year, provided,
                                                                  --------
however, that certain of the Persons acquired pursuant to the Acquisition may
-------
have a fiscal year which ends on June 30.

          7.11  Additional Security; Further Assurances.  (a)  Within 90 days
                ---------------------------------------
following the Restatement Effective Date, each German Credit Party shall have duly authorized, executed and delivered a Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "German Pledge Agreement") and shall have taken all actions required thereby to perfect the security interests created thereunder.

          (b) Within 90 days following the Restatement Effective Date, each German Credit Party shall have duly authorized, executed and delivered a Security Agreement in form and substance reasonably satisfactory to the Administrative Agent (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "German Security Agreement"), together with:

               (i) evidence of the completion of all recordings and filings of, or with respect to, the German Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the German Security Agreement; and

               (ii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the German Security Agreement have been taken.

          (c) Within 90 days following the Restatement Effective Date, each Dutch Credit Party shall have duly authorized, executed and delivered a Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Dutch Pledge Agreement") and shall have taken all actions required thereby to perfect the security interests created thereunder.

          (d) Within 90 days following the Restatement Effective Date, each Dutch Credit Party shall have duly authorized, executed and delivered a Security Agreement in form and substance reasonably satisfactory to the Administrative Agent (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Dutch Security Agreement"), together with:

           (i) evidence of the completion of all recordings and filings of, or with respect to, the Dutch Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interest intended to be created by the Dutch Security Agreement; and

           (ii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interest purported to be created by the Dutch Security Agreement have been taken.

          (e) Within 90 days following the Restatement Effective Date, the Collateral Agent shall have received with respect to the Existing US Mortgaged Properties, fully executed counterparts of amendments (the "Mortgage Amendments"), in form and substance reasonably satisfactory to the Collateral Agent, to each of the Existing US Mortgages, together with evidence that counterparts of each of the Mortgage Amendments have been delivered to the title company insuring the Lien on the Existing US Mortgages for recording in all places to the extent necessary or in the reasonable opinion of the Collateral Agent, desirable, to effectively maintain a valid and enforceable first priority mortgage lien on the Existing US Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, and, to the extent requested by the Collateral Agent, the Collateral Agent shall have received either endorsements to the existing Mortgage Policies or new Mortgage Policies, in either case assuring the Collateral Agent that each Existing US Mortgage is a valid and enforceable first priority mortgage lien on the respective Existing US Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances related thereto.

          (f) Within 90 days following the Restatement Effective Date, the Collateral Agent shall have received with respect to the New US Mortgaged
Properties:

           (i) fully executed counterparts of mortgages, deeds of trust or deeds to secure debt, in each case in form and substance reasonably satisfactory to the Administrative Agent (the "New US Mortgages"), which New US Mortgages shall cover such of the Material Real Property owned or leased by the US Credit Parties (after giving effect to the occurrence of the Restatement Effective Date) as shall be designated on Annex IV (the "New US Mortgaged Properties"), together with evidence that counterparts of the New US Mortgages have been delivered to the title insurance company insuring the Lien of the New US Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable, to effectively create a valid and enforceable first priority mortgage lien on each New US Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desirable under local law) for the benefit of the Secured Creditors;

           (ii) a mortgagee policy (or a binding commitment with respect thereto) on each such New US Mortgaged Property (the "New US Mortgage Policies") issued by a title insurer reasonably satisfactory to the Administrative Agent in amounts reasonably satisfactory to the Administrative Agent assuring the Collateral Agent that the New US Mortgages on such New US Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective New US Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances related thereto and such New Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent, and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes, shall not include an exception for mechanics' liens, shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request and shall provide for any other matter that the Administrative Agent may reasonably request;

           (iii) to the extent available, a recent survey, in form and substance reasonably satisfactory to the Administrative Agent, of each such New US Mortgaged Property, certified by a licensed professional surveyor reasonably satisfactory to the Administrative Agent; and

           (iv) one or more opinions of counsel reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent and each of the Banks, from such counsel reasonably satisfactory to the Administrative Agent as the Administrative Agent may reasonably request, which opinions shall cover certain of the matters (but not title or lien priority) relating to the security interests granted pursuant to the US Security Documents and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

          (g) Within 90 days after the Restatement Effective Date, the Collateral Agent shall have received one or more additional US Pledge Agreements with respect to the capital stock of any Dutch Credit Party or German Credit Party owned by a US Credit Party, together with evidence that all other actions required thereunder have been taken to perfect the security interests created in the applicable Pledged Securities.

          (h) At the time any US Credit Party shall acquire after the Original Effective Date an ownership interest in any Material Real Property (or at the time of the acquisition or creation, after the Original Effective Date, of any US Subsidiary Guarantor having an ownership interest in any Material Real Property), the US Borrower shall give prompt notice thereof to the Administrative Agent and the Banks. Upon the reasonable request of the Administrative Agent or the Required Banks, the US Borrower shall, or shall cause such US Subsidiary Guarantor to, execute a mortgage, deed to secure debt or similar document with respect to such Material Real Property (all such mortgages, deeds and similar documents, "Additional US Mortgages") reasonably satisfactory in form and substance to the Administrative Agent and such Additional US Mortgages shall constitute valid and enforceable perfected mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional US Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional US Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full.

          (i) Within 90 days after the Restatement Effective Date, each of the US Borrower's Foreign Subsidiaries (other than the German Credit Parties and the Dutch Credit Parties party to the Foreign Guaranty on the Restatement Effective
Date) shall have duly authorized, executed and delivered a counterpart of the Foreign Guaranty (or a guaranty in substantially the form of the Foreign Guaranty guaranteeing the obligations of the Foreign Borrowers hereunder). Notwithstanding anything to the contrary contained in this Section 7.11(i), no Foreign Subsidiary shall be required to execute a counterpart of the Foreign Guaranty (or such other Guaranty) to the extent that same would be contrary to, or inconsistent with local practice under, any law applicable to such Foreign Subsidiary, in each case as such determination is reasonably agreed to by the Administrative Agent.

          (j) The US Borrower will cause each of its Foreign Subsidiaries to grant to the Collateral Agent such security interests and mortgages in such assets and properties of the US Borrower's Foreign Subsidiaries as are not covered by the original Foreign Security Documents, and as may be reasonably requested from time to time by the Administrative Agent or the Required Banks (collectively, the "Additional Foreign Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens related thereto. The Additional Foreign Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Foreign Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. Notwithstanding anything to the contrary contained in this
Section 7.11(j), no Foreign Subsidiary shall be required to (x) grant a mortgage on any Real Property unless such Real Property constitutes a Material Real Property and (y) grant a security interest in any of its assets or properties to the extent that same would be contrary to, or inconsistent with local practice under, any law applicable to such Foreign Subsidiary, in each case as such determination is reasonably agreed to by the Administrative Agent.

          (k) Each Borrower will, and will cause each other Credit Party to, at the expense of such Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, each Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, real estate appraisals satisfying the requirements of applicable law, mortgage policies, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 7.11 has been complied with.

          (l) To the extent not delivered by the US Borrower to the Administrative Agent pursuant to Section 5.07(b) on the Restatement Effective Date, within 30 days following the Restatement Effective Date, the US Borrower shall have delivered to the Administrative Agent such additional releases of security interests (including, without limitation, Form UCC-3 termination statements) in, and Liens (other than such Liens permitted under Section 8.03) on, the assets owned by the US Borrower and its Subsidiaries as the Administrative Agent may reasonably request, which releases shall be in form and substance reasonably satisfactory to the

Administrative Agent and shall evidence the Refinancing that occurred on the Restatement Effective Date.

          (m) To the extent not delivered by the US Borrower to the Administrative Agent on the Restatement Effective Date pursuant to Section 5.12(ii), within 30 days following the Restatement Effective Date, the US Borrower shall have delivered to the Administrative Agent certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports listing all effective financing statements that name the US Borrower or any Domestic Subsidiary as debtor and that are filed in the jurisdictions referred to in
Section 5.12(ii), together with copies of such other financing statements that name the US Borrower or any Domestic Subsidiary as debtor, none of which shall cover any of the Collateral except to the extent evidencing Permitted Liens, provided, to the extent that any such financing statements evidence Liens not permitted under Section 8.03, the US Borrower will, and will cause each of its Subsidiaries to, promptly terminate any such financing statements and the underlying Liens or security interests related thereto.

          (n) Each Borrower agrees that each action required above by Sections 7.11(h), (j) and (k) shall be completed as soon as possible, but in no event later than 90 days after such action is requested to be taken by the Administrative Agent or the Required Banks.

          7.12  Foreign Subsidiaries Security.  If following a change in the
                -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the US Borrower reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the US Borrower, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the US Pledge Agreement that
(i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the US Security Agreement securing the obligations of the US Borrower or of such Foreign Subsidiary under the US Subsidiary Guaranty and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the US Subsidiary Guaranty guaranteeing the obligations of the US Borrower, in any such case could reasonably be expected to cause (I) the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for United States federal income tax purposes which would not be substantially offset by a foreign tax credit or other similar benefit of such United States parent or (II) other material adverse United States federal income tax consequences to the Credit Parties, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock so issued by such Foreign Subsidiary not theretofore pledged pursuant to the US Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the US Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the US Security Agreement (or another security agreement in substantially similar form, if needed) and the US Pledge Agreement (or another pledge agreement in substantially similar form, if needed), granting the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the US Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the US Subsidiary Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the US Subsidiary Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the US Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into the respective security documents or guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.12 to be in form and substance reasonably satisfactory to the Administrative Agent.

          7.13  Year 2000.  Each Borrower will use commercially reasonable
                ---------
efforts to ensure that its, and each of its Subsidiaries', Information Systems and Equipment are at all times after September 30, 1999 Year 2000 Compliant, except insofar as the failure to do so will not result in a Material Adverse Effect, and, at any time after September 30, 1999, shall notify the Administrative Agent and each Bank promptly upon detecting any failure of the Information Systems and Equipment to be Year 2000 Compliant, except to the extent any such failure could not reasonably be expected to have a Material Adverse Effect. In addition, each Borrower shall provide the Administrative Agent and each Bank with such information about its year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Administrative Agent or such Bank shall reasonably request, it being understood and agreed that unless a Default or an Event of Default then exists, such requests may not be made more than once every three months.

          7.14 Certain German Mergers.  On or prior to March 31, 1999, the
               ----------------------
German Borrower shall have caused each of its direct and indirect German Subsidiaries acquired pursuant to the Acquisition to be merged with and into the German Borrower, with the German Borrower being the survivor of each such merger.

          SECTION 8.  Negative Covenants.  Each Borrower hereby covenants and
                      ------------------
agrees that as of the Restatement Effective Date, and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations incurred hereunder, are paid in full:

          8.01  Changes in Business.  The US Borrower will not permit at any
                -------------------
time the business activities conducted by the US Borrower and its Subsidiaries (other than immaterial activities) to include activities other than those currently conducted on the Restatement Effective Date and any additional businesses relating to the provision of products and services (including delivery and transport services) for florists and activities incidental to the foregoing.

          8.02  Consolidation, Merger, Sale or Purchase of Assets, etc.  The US
                -------------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than inventory, obsolete or worn-out equipment or excess equipment, in each case in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that the following shall be permitted:

          (a) Consolidated Capital Expenditures by the US Borrower and its Subsidiaries to the extent not in violation of Section 8.05, and the US Borrower and its Subsidiaries may enter into operating leases as lessee with respect to real or personal property in the ordinary course of business and otherwise in compliance with this Agreement;

          (b)(i) the US Credit Parties (other than Specified Subsidiaries) may transfer assets among themselves and (ii) the Non-US Credit Parties (other than Specified Subsidiaries) may transfer assets among themselves and to the US Credit Parties, provided that (x) the German Credit Parties may not
                            --------
     transfer more than $500,000 of assets in the aggregate in any fiscal year to Non-US Credit Parties other than another German Credit Party and/or the Dutch Credit Parties and (y) the Dutch Credit Parties may not transfer more than $500,000 of assets in the aggregate in any fiscal year to Non-US Credit Parties other than another Dutch Credit Party and/or the German Credit Parties but only to the extent (in the case of preceding clauses (x) and (y)) that such German Credit Parties and/or Dutch Credit Parties receiving such assets have executed the German Security Agreement or the Dutch Security Agreement, as the case may be;

          (c) the advances, investments and loans permitted pursuant to Section 8.06;

          (d) the US Borrower and its Subsidiaries may sell or discount, in each case without recourse, accounts receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (e) the US Borrower and its Subsidiaries may sell or otherwise dispose of assets for cash, provided that the aggregate net cash proceeds from all such sales pursuant to this clause (e) shall not exceed $7,500,000 in any fiscal year of the US Borrower;

          (f) the US Borrower and the US Subsidiary Guarantors may acquire assets or the capital stock of any Person, including by merger of the Acquired Business with a US Subsidiary Guarantor so long as the survivor of such merger is, or becomes at such time, a US Subsidiary Guarantor (any such acquisition, a "Permitted Acquisition" and the date of consummation of any such Permitted Acquisition, an "Acquisition Date"), provided that (i) the sum of the aggregate cash and Cash Equivalents plus the aggregate market value of all other consideration paid by the US Borrower and its Subsidiaries (including any Indebtedness assumed by the US Borrower or any Subsidiary of the US Borrower
     and any stock issued by the US Borrower) in connection with any Acquired Business acquired in such Permitted Acquisition shall not exceed $25,000,000 (or, in the case where the total consideration exceeds $25,000,000, at least 90% of the total consideration (including any Indebtedness assumed by the US Borrower and/or any Subsidiary of the US Borrower) paid for an Acquired Business consists of non-redeemable common stock of the US Borrower, provided that in no event shall the total consideration paid by the US Borrower or any Subsidiary of the US Borrower in connection with any such Permitted Acquisition exceed $250,000,000);
     (ii) at least one-third of the sum of the aggregate cash and Cash Equivalents plus the aggregate market value of all other consideration paid in respect of all Permitted Acquisitions consummated during any six month period shall have been paid in the form of non-redeemable common stock of the US Borrower; (iii) no Default or Event of Default exists at the time of such acquisition or will exist as a result thereof; (iv) all of the representations and warranties set forth in this Agreement are true and correct in all material respects, both before and after giving effect to any such Permitted Acquisition, (v) in respect of each Permitted Acquisition (or of all Permitted Acquisitions closing on the same date), the US Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of the US Borrower demonstrating (in reasonable detail) that (A) the Acquired Business the subject of such Permitted Acquisition (or Permitted Acquisitions), when combined with all other Acquired Businesses the subject of Permitted Acquisitions consummated during the six month period ending on the respective Acquisition Date, would have been in compliance with Sections
     8.09 and 8.10 as applicable to such Acquired Businesses on a combined basis, in each case, for the Test Period of the US Borrower then most recently ended and (B) on a pro forma basis determined as if such Permitted
                                 --- -----
     Acquisition (or Permitted Acquisitions) had been consummated on the first day of the last Test Period of the US Borrower then ended, the US Borrower would have been in compliance with Sections 8.09 and 8.10 for such Test Period; (vi) Pricewaterhouse Coopers LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent shall have prepared an unaudited report of such Acquired Business (with such report to be in form and detail as is reasonably acceptable to the Administrative Agent), (vii) each such Acquired Business shall be in a line of business permitted under Section 8.01, and (viii) each such Acquired Business shall be located in the United States or an Approved Country, provided that in no event shall the total
                                    --------
     consideration paid in respect of all Permitted Acquisitions of Acquired Businesses located in Approved Countries exceed $10,000,000 in the aggregate;

          (g) the Credit Parties may acquire assets of or the capital stock of or other ownership interest in any Person engaged in a line of business permitted under Section 8.01 so long as the aggregate cash and Cash Equivalents plus the aggregate market value of all other consideration paid in connection with all such acquisitions consummated after the Restatement Effective Date shall not exceed $1,000,000;

          (h)(x) any Domestic Subsidiary (other than a Specified Subsidiary) of the US Borrower may be merged with or into, or be dissolved or liquidated into, the US Borrower or any US Subsidiary Guarantor (other than a Specified Subsidiary), provided that (i) in the case of any such merger, dissolution or liquidation involving the US Borrower, the resulting entity must be the US Borrower and, in all other cases, the resulting entity must be a US Subsidiary Guarantor, and (ii) a Specified Subsidiary may be merged with or into, or be dissolved or liquidated into, a US Subsidiary Guarantor so long as the Indebtedness (if any) of, and/or Liens (if any) on the property of, such Specified Subsidiary would be permitted to be incurred by such US Subsidiary Guarantor under the provisions hereof at the time of such merger, dissolution or consolidation, and (y) any Foreign Subsidiary (other than a Specified Subsidiary) may be merged with or into, or be dissolved or liquidated into, either Foreign Borrower or any other Non-US Credit Party, provided that (i) with respect to any such merger, dissolution or consolidation involving a Foreign Borrower, such Foreign Borrower must be the resulting entity, (ii) with respect to any such merger, dissolution or consolidation involving a German Credit Party or a Dutch Credit Party, such German Credit Party or Dutch Credit Party must be the surviving entity, and in all other cases, the Non-US Credit Party must be the resulting entity, and (iii) if any stock of any Foreign Subsidiary involved in such merger, dissolution or liquidation was pledged under the US Pledge Agreement prior to such merger, dissolution or consolidation, at least 65% of each class of capital stock of the surviving Foreign Subsidiary shall be pledged under the US Pledge Agreement; and

          (i)  the Acquisition shall be permitted.

To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.02 (and such Collateral is released (or permitted to be released) from the Liens created by the respective Security Document), such Collateral in each case shall be sold free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as the Administrative Agent deems appropriate, or as the US Borrower may reasonably request, in connection therewith.

          8.03  Liens. The US Borrower will not, and will not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the US Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes) or assign any right to receive income, except:

          (a) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (b) Liens in respect of property or assets of the US Borrower and its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the US Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement and the Security Documents;

          (d) Liens in existence on the Restatement Effective Date, and which are to continue in effect after the Restatement Effective Date which are listed, and the property subject thereto described, in Annex VI, without giving effect to any extensions or renewals thereof ("Permitted Liens");

          (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09;

          (f) Liens incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money) and (y) to secure the performance of leases of Real Property to the extent incurred or made in the ordinary course of business consistent with past practices;

          (g) licenses, leases or subleases granted to third Persons not interfering in any material respect with the business of the US Borrower or any of its Subsidiaries;

          (h) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

          (i)  Liens created pursuant to Capital Leases permitted pursuant to
     Section 8.04(b);

          (j) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Restatement Effective Date, provided
                                                                        --------
     that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 80%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness, and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(b);

          (k) Liens existing with respect to specific assets at the time acquired pursuant to a Permitted Acquisition in compliance with Section 8.02(f) (and not to all such assets generally), provided that (x) any such Liens, and the Indebtedness secured thereby, were not created at the time of or in contemplation of the acquisition of such assets by the US Borrower or its Subsidiaries, (y) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the asset to which such Lien relates, determined at the time of the acquisition of such asset, and (z) the Indebtedness secured thereby is permitted by Section 8.04(e);

          (l)  Permitted Encumbrances; and

          (m) Liens arising in the ordinary course of business in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods.

          8.04  Indebtedness.  The US Borrower will not, and will not permit any
                ------------
of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Capitalized Lease Obligations and Indebtedness incurred pursuant to purchase money Liens permitted by Section 8.03(j), provided, that the sum of all such Capitalized Lease Obligations outstanding at any time plus the aggregate principal amount of all such purchase money Indebtedness outstanding at such time shall not exceed $10,000,000;

          (c) Existing Debt listed on Annex V, but only to the respective date, if any, set forth on such Annex V with respect to any particular issue of Existing Debt, without giving effect to any subsequent extension, renewal or refinancing thereof;

          (d) Indebtedness between and among the Credit Parties (other than Specified Subsidiaries) to the extent permitted by Section 8.06(i);

          (e) Indebtedness of a Person outstanding at the time it is first acquired by the US Borrower or any of its Subsidiaries in a Permitted Acquisition pursuant to Section 8.02(f), provided that (i) any such Indebtedness was not created at the time of or in contemplation of such acquisition and (ii) the aggregate principal amount of all Indebtedness permitted pursuant to this clause (e) shall not exceed $7,500,000 at any time outstanding;

          (f) Indebtedness of (x) the German Borrower to the US Borrower pursuant to Section 8.06(j), (y) the German Borrower and/or the Dutch Borrower to the US Borrower pursuant to Section 8.06(l) and (z) Holdings GmbH to the US Borrower pursuant to Section 8.06(k);

          (g)  Indebtedness of any Foreign Subsidiary of the US Borrower under
     (A) lines of credit extended by local banks operating in the same jurisdiction as such Foreign Subsidiary, the proceeds of which Indebtedness are used for overdraft protection required in connection with such Foreign Subsidiary's ordinary course operations and (B) the

     ABN Revolver and the Rabobank Revolver, provided that (i) all such lines of credit, the ABN Revolver and the Rabobank Revolver shall be unsecured, provided that the Rabobank Revolver may be secured by the accounts receivable of the Dutch Borrower on the terms set forth on the Restatement Effective Date, (ii) the aggregate principal amount of all Indebtedness incurred pursuant to sub-clause (A) above, together with the aggregate principal amount of any Existing Debt that has been, or may be, incurred under such lines of credit, shall not exceed $5,000,000 at any time outstanding, and (iii) the aggregate principal amount of all Indebtedness incurred pursuant to sub-clause (B) above (whether constituting Existing Debt or thereafter incurred) shall not exceed $11,000,000 at any time outstanding (all Indebtedness referred to in this clause (g) is collectively referred to as the "Foreign Subsidiary Third Party Borrowings");

          (h) Indebtedness under Interest Rate Protection Agreements and Other Hedging Agreements entered into by the US Borrower or any of its Subsidiaries in the ordinary course of business and consistent with past practices and providing protection against fluctuations in interest rates, currency values or commodity prices, as the case may be, in connection with the US Borrower's or any of its Subsidiaries' operations so long as management of the US Borrower or such Subsidiary, as the case may be, has determined that the entering into of any such Interest Rate Protection Agreements or Other Hedging Agreements are bona fide hedging activities and are not speculative in nature; and

          (i) unsecured Indebtedness of the US Borrower and its Subsidiaries not otherwise permitted by the foregoing clauses (a) through (h), provided that the aggregate principal amount of all Indebtedness incurred pursuant to this clause (i) shall not exceed $5,000,000 at any time outstanding.

          8.05  Capital Expenditures.  (a)  The US Borrower will not, and will
                --------------------
not permit any of its Subsidiaries to, make Consolidated Capital Expenditures, provided that the US Borrower and its Subsidiaries may make Consolidated Capital Expenditures so long as the aggregate amount of Consolidated Capital Expenditures made during (x) the period (taken as one accounting period) commencing on the Restatement Effective Date and ending on December 31, 1998 does not exceed $4,000,000 and (y) each fiscal year (taken as one accounting period) thereafter commencing with the fiscal year ending December 31, 1999, does not exceed the Capital Expenditure Amount for such fiscal year.

          (b) In addition to the foregoing, to the extent that the amount of Consolidated Capital Expenditures made by the US Borrower and its Subsidiaries during any period set forth in clause (a) of this Section 8.05 is less than the maximum amount permitted to be made for such period pursuant to such clause (a) (without taking into account any increase in the amount permitted during such period as a result of this clause (b)), the lesser of (x) such unused amount and
(y) $1,500,000 may be carried forward to the immediately succeeding fiscal year and utilized to make Consolidated Capital Expenditures in excess of the amount permitted above in such following fiscal year.

          (c) In addition to the foregoing, during the period beginning on the Original Effective Date and ending on December 31, 2001, the US Borrower and its Subsidiaries may make up to $5,000,000 of Consolidated Capital Expenditures for integrated order entry, distribution and inventory control systems.

          (d) In addition to the foregoing, the Credit Parties may make Consolidated Capital Expenditures to the extent that same constitute a Permitted Acquisition or an acquisition pursuant to Section 8.02(g).

          (e) In addition to the foregoing, the US Borrower and its Subsidiaries may make Consolidated Capital Expenditures with the Net Cash Proceeds of Asset Sales to the extent such proceeds are not required to be applied to repay outstanding DM Term Loans pursuant to Section 4.02(A)(c) or reduce the Total Dollar Revolving Loan Commitment and the Total Foreign Revolving Loan Commitment pursuant to Sections 3.03(d) and 3.03(e), as the case may be.

          (f) In addition to the foregoing, the US Borrower and its Subsidiaries may make Consolidated Capital Expenditures with the Net Insurance Proceeds received by the US Borrower or any of its Subsidiaries from any Recovery Event so long as such Consolidated Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of the receipt of such proceeds to the extent such Net Insurance Proceeds are not required to be applied to repay outstanding DM Term Loans pursuant to Section 4.02(d) or reduce the Total Dollar Revolving Loan Commitment and the Total Foreign Revolving Loan Commitment pursuant to Sections 3.03(d) and 3.03(e), as the case may be.

          8.06  Advances, Investments and Loans.  The US Borrower will not, and
                -------------------------------
will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

          (a) the US Borrower and its Subsidiaries may invest in cash and Cash Equivalents and Foreign Subsidiaries also may invest in Foreign Cash Equivalents;

          (b) the US Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the US Borrower or such Subsidiary, as the case may be;

          (c) the US Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) transactions permitted by Sections 8.02(b), 8.04(d) and/or 8.04(f) shall be permitted;

          (e) advances, loans and investments in existence on the Restatement Effective Date and listed on Annex VII shall be permitted, without giving effect to any additions thereto or replacements thereof;

          (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;

          (g) loans and advances to employees for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $250,000 at any time, shall be permitted;

          (h) Permitted Acquisitions and acquisitions otherwise allowed pursuant to Section 8.02(g) shall be permitted;

          (i) (x) the US Credit Parties may make loans, advances and capital contributions between and among themselves, (y) the Non-US Credit Parties may make loans and advances between and among themselves and (z) the Credit Parties may make loans and advances between and among themselves, provided that the aggregate amount of all such loans and advances made under this clause (z) by (A) the US Credit Parties to the Non-US Credit Parties and outstanding at any time shall not exceed $1,500,000 and (B) the Non-US Credit Parties to the US Credit Parties and outstanding at any time shall not exceed $5,000,000 (in each case determined without regard to any write-downs or write-offs thereof);

          (j) the US Borrower may make a loan and/or capital contribution to the German Borrower on the Restatement Effective Date in an aggregate principal amount not to exceed $28,000,000 to enable the German Borrower to acquire certain German Subsidiaries of Florimex Worldwide in connection with the Acquisition;

          (k) the US Borrower may make a loan and/or capital contribution to Holdings GmbH on the Restatement Effective Date in an aggregate principal amount not to exceed $15,500,000 to enable Holdings GmbH to acquire certain Foreign Subsidiaries of Florimex Worldwide in connection with the Acquisition;

          (l) the US Borrower and the US Subsidiary Guarantors may make loans and/or capital contributions to the German Borrower and/or the Dutch Borrower from time to time to enable the respective Foreign Borrower to repay outstanding DM Loans or NLG Revolving Loans, as the case may be, provided that such Foreign Borrowers promptly use the proceeds of all such loans and/or capital contributions for such purpose;

          (m) the US Borrower and its Subsidiaries may enter into Interest Rate Protection Agreements and Other Hedging Agreements to the extent permitted by Section 8.04(h);

          (n)  the Acquisition shall be permitted; and

          (o) investments not otherwise permitted by the foregoing clauses (a) through (n), inclusive, provided that the aggregate amount of all investments made pursuant to this clause (o) shall not exceed $5,000,000 at any time (determined without regard to any write-downs or write-offs thereof).

          8.07  Dividends, etc.  (a)  The US Borrower will not, and will not
                ---------------
permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of the US Borrower or any such Subsidiary, as the case may be) or return any capital to, its stockholders or other equity holders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders or other equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other equity interests (other than the issuance of common stock of the US Borrower upon conversion of any convertible preferred stock that may be issued by the US Borrower), now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the US Borrower will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other equity interests of the US Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock or other equity interests) (all of the foregoing "Dividends"), except that: (x) any Subsidiary of the US Borrower may pay Dividends to the US Borrower or any other Subsidiary of the US Borrower and (y) repurchases may be made by the US Borrower of its capital stock and/or options or warrants to purchase its capital stock from employees, management or directors of the US Borrower and its Subsidiaries so long as (i) no Default under Section 9.01 or Event of Default exists at the time of such purchase or would result therefrom and (ii) the aggregate amount paid by the US Borrower in connection with all such repurchases does not exceed $100,000 in any fiscal year of the US Borrower.

          (b) The US Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any such Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the US Borrower or any other Credit Party, (b) make loans or advances to the US Borrower or any other Credit Party, (c) transfer any of its properties or assets to the US Borrower or any other Credit Party, or (B) the ability of the US Borrower or any other Credit Party, to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of: (i) this Agreement and the other Credit Documents; (ii) applicable law;
(iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; and (iv) Liens permitted under Sections 8.03(i), (j) and (k), and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens.

          8.08  Transactions with Affiliates.  The US Borrower will not, and
                ----------------------------
will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of the US Borrower or any such Subsidiary other than in the ordinary course of business and on terms and conditions substantially as favorable to the US Borrower or such Subsidiary as would be obtainable by the US Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that (i) Dividends may be paid to the extent permitted by Section 8.07 and (ii) transactions between or among the US Borrower and its Subsidiaries pursuant to (and in accordance with the terms of) Sections 8.02, 8.04 and 8.06 shall be permitted.

          8.09  Leverage Ratio.  (a)  Prior to the issuance of the Securities,
                --------------
the US Borrower will not permit the Leverage Ratio of the US Borrower at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Period                                                                   Ratio
------                                                                   -----
Restatement Effective Date to and including
September 30, 1999                                                     4.75:1.00
October 1, 1999 to and including
September 30, 2000                                                     4.25:1.00
October 1, 2000 to and including                                       4.00:1.00
September 30, 2001
October 1, 2001 and thereafter                                         3.75:1.00

          (b) On or after the issuance of the Securities, the US Borrower will not permit the Leverage Ratio of the US Borrower at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Period                                                               Ratio
------                                                               -----
Restatement Effective Date to and including
September 30, 1999                                                 4.75:1.00
October 1, 1999 to and including September                         4.50:1.00
30, 2000
October 1, 2000 and thereafter                                     4.00:1.00

          8.10  Consolidated Interest Coverage Ratio.  The US Borrower will not
                ------------------------------------
permit the Consolidated Interest Coverage Ratio of the US Borrower for any Test Period ending on the last day of a fiscal quarter of the US Borrower to be less than 2.00:1.00.

          8.11  Limitation on Modifications of Certificate of Incorporation, By-
                ---------------------------------------------------------------
Laws; etc.  The US Borrower will not, and will not permit any of its
----------
Subsidiaries to:

           (i) amend, modify or change in any manner adverse to the interests of the Banks, the Certificate of Incorporation (including, without limitation, by the filing of any certificate of designation) or By-Laws (or equivalent organizational documents) of the US Borrower or any of its Subsidiaries, as the case may be, or any other agreement entered into by the US Borrower or any of its Subsidiaries with respect to its capital stock or other equity interests, or enter into any new agreement (to the extent adverse to the interests of the Banks) with respect to the capital stock or other equity interests of the US Borrower or any of its Subsidiaries; or

           (ii) issue any class of capital stock or other equity interests other than (x) issuances of non-redeemable common stock or other non-redeemable common equity interests and (y) issuances by the US Borrower of preferred stock provided that any such preferred stock does not contain any provisions adverse to the interests of the Banks.

          8.12  Limitation on the Creation of Subsidiaries.  Notwithstanding
                ------------------------------------------
anything to the contrary contained in this Agreement, the US Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire any Subsidiary; provided that Wholly-Owned Subsidiaries may be established, created or acquired in connection with a Permitted Acquisition pursuant to Section 8.02(f) or an acquisition pursuant to Section 8.02(g) so long as (i) in the case of a Wholly-Owned Subsidiary created in order to effect a Permitted Acquisition pursuant to Section 8.02(f) or an acquisition pursuant to Section 8.02(g), such Subsidiary has no assets except those contributed substantially contemporaneously with such Permitted Acquisition or such other acquisition,
(ii) the capital stock of each such new Subsidiary is promptly pledged pursuant to, and to the extent required by, the US Pledge Agreement or other relevant documentation and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Subsidiary, to the extent that it is a Domestic Subsidiary and, to the extent required by Section 7.12, in the case of a Foreign Subsidiary, promptly executes a counterpart of the US Subsidiary Guaranty, the Foreign Guaranty, the US Pledge Agreement and the US Security Agreement, in each case on the same basis (and to the same extent) as such Subsidiary would have executed such Credit Documents if it were a Credit Party on the Restatement Effective Date, provided that in the case where a Domestic Subsidiary is acquired pursuant to a
--------
Permitted Acquisition in which the aggregate consideration paid therefor is less than $10,000,000, such new Domestic Subsidiary shall execute a counterpart of such Credit Documents within 45 days after the consummation of such Permitted Acquisition, (iv) such new Subsidiary, to the extent that it is a Foreign Subsidiary, promptly executes a counterpart of the Foreign Guaranty, in each case on the same basis (and to the same extent) as such Foreign Subsidiary would have executed such Foreign Guaranty if it were a Credit Party on the Restatement Effective Date (except to the extent that the entering into of such Foreign Guaranty by such Foreign Subsidiary would be contrary to, or inconsistent with local practice under, any law applicable to such Foreign Subsidiary, in each such case as such determination is reasonably agreed to by the Administrative Agent), and (v) to the extent requested by the Administrative Agent or the Required Banks, any such new Domestic Subsidiary (and Foreign Subsidiary to the extent required by Section 7.11(j) or 7.12) takes all actions required pursuant to Section 7.11(j) or 7.12, as the case may be.

          SECTION 9.  Events of Default.  Upon the occurrence of any of the
                      -----------------
following specified events (each an "Event of Default"):

          9.01  Payments.  Any Borrower shall (i) default in the payment when
                --------
due of any principal of the Loans or (ii) default, and such default shall continue for three or more days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          9.02  Representations, etc.  Any representation, warranty or statement
                ---------------------
made or deemed made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.03  Covenants.  Any Credit Party shall (a) default in the due
                ---------
performance or observance by it of any term, covenant or agreement contained in
Section 7.11 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Banks; or

          9.04  Default Under Other Agreements.  (a)  The US Borrower or any of
                ------------------------------
its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the US Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 9.04 unless the principal amount of all such Indebtedness referred to in clauses (a) and (b) above exceeds $3,000,000 at any one time; or

          9.05  Bankruptcy, etc.  The US Borrower or any of its Subsidiaries
                ----------------
shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the US Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the US Borrower or any of its Subsidiaries; or commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the US Borrower or any of its Subsidiaries; or there is commenced against the US Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the US Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or an order for relief or other order approving any such case or proceeding is entered; or the US Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the US Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the US Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          9.06  ERISA.  (a)  Any Plan shall fail to satisfy the minimum funding
                -----
standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the US Borrower or any Subsidiary of the US Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the US Borrower or any Subsidiary of the US Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

          9.07  Security Documents.  (a)  Except in each case to the extent
                ------------------
resulting from the negligent or willful failure of the Collateral Agent to retain possession of the applicable Pledged Securities pledged under the respective Pledge Agreement, any Security Document shall cease to be, in any material respect, in full force and effect, or shall cease, in any material respect, to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent (or such other trustee as may be required and desired under local law), or (b) any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document; or

          9.08  Guaranties.  Any Guaranty or any material provision thereof
                ----------
shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty; or

          9.09  Judgments.  One or more judgments or decrees shall be entered
                ---------
against the US Borrower or any of its Subsidiaries involving a liability (to the extent not paid or covered by insurance) in excess of $1,000,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, paid, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          9.10  Change of Control.  A Change of Control shall occur; or
                -----------------

          9.11  Florimex Worldwide Commercial Paper Program.  The Florimex
                -------------------------------------------
Worldwide Commercial Paper Program shall not have been terminated and all outstanding amounts thereunder shall not have been repaid in full by December 15, 1998;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank, to enforce its claims against any Credit Party, except as otherwise specifically provided for in this Agreement (provided, that if an Event of Default specified in Section 9.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitments of each Bank shall forthwith terminate immediately and any accrued Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all other Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the each Borrower to pay (and each Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05 with respect to such Borrower, to pay) to the Collateral Agent at the appropriate Payment Office such additional amounts of cash, to be held as security for such Borrower's reimbursement obligations in respect of Letters of Credit issued for its account and then outstanding, equal to the aggregate Stated Amount of all such Letters of Credit then outstanding.

          SECTION 10.  Definitions.  As used herein, the following terms shall
                       -----------
have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "ABN Revolver" shall mean that certain existing revolving credit facility provided by ABN Amro Bank N.V. to the Dutch Borrower for its working capital and general corporate purposes.

          "Account Party" shall mean (x) in the case of each US Letter of Credit, the US Borrower, and (y) in the case of each Foreign Letter of Credit, the respective Foreign Borrower as account party with respect to such Foreign Letter of Credit.

          "Acquired Business" shall mean each individual set of assets and/or Person acquired pursuant to a Permitted Acquisition.

          "Acquisition" shall mean the acquisition (i) by the US Borrower of those Subsidiaries of DIMON Incorporated identified on Annex IX as being intended to be acquired by the US Borrower, (ii) by the German Borrower of those Subsidiaries of Florimex Germany identified on Annex IX as being intended to be acquired by the German Borrower, (iii) by Holdings GmbH of those Subsidiaries of Florimex Worldwide identified on Annex IX as being intended to be acquired by Holdings GmbH and (iv) by Holdings GmbH of those assets of Florimex Worldwide referred to as "Assets" in the Acquisition Agreement.

          "Acquisition Agreement" shall mean the Stock and Asset Purchase Agreement, dated August 12, 1998, among DIMON Incorporated, Florimex WorldWide and the US Borrower.

          "Acquisition Date" shall have the meaning provided in Section 8.02(f).

          "Acquisition Documents" shall mean the Acquisition Agreement and all other agreements and documents relating to the Acquisition.

          "Acquisition Loan" shall mean any Dollar Revolving Loan incurred by the US Borrower to finance a Permitted Acquisition or the Acquisition.

          "Acquisition Sub-Limit" shall mean, at any time, (x) $180,000,000 less
(y)(i) except as otherwise provided in clause (ii) below, 97% of the aggregate reductions to the Total Dollar Revolving Loan Commitment theretofore effected or
(ii) with respect to reductions effected pursuant to Section 3.02, such other amount as may be specified by the US Borrower pursuant to such Section.

          "Additional Foreign Security Documents" shall have the meaning provided in Section 7.11(j).

          "Additional US Mortgages" shall have the meaning provided in Section 7.11(h).

          "Adjusted Consolidated Net Income" shall mean, for any period with respect to any Person, Consolidated Net Income of such Person for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at such Consolidated Net Income for such period, less the amount of all net non-cash gains (exclusive of items reflected in Adjusted Consolidated Working Capital of such Person) which were included in arriving at such Consolidated Net Income for such period.

          "Adjusted Consolidated Working Capital" shall mean, at any time with respect to any Person, Consolidated Current Assets of such Person (but excluding therefrom all cash, Cash Equivalents and Foreign Cash Equivalents) less Consolidated Current Liabilities of such Person at such time.

          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.10.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "Alternate Currency" shall mean each of Deutsche Marks and Dutch Guilders.

          "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the US Borrower in connection therewith as (x) the amount of the Net Cash Proceeds from the related Asset Sale that the US Borrower and/or its Subsidiaries intend to use to purchase, construct or otherwise acquire Reinvestment Assets or (y) the amount of the Net Insurance Proceeds from the related Recovery Event that the US Borrower and/or its Subsidiaries intend to use to purchase or construct Reinvestment Assets in respect of the asset subject to such Recovery Event.

          "Applicable Base Rate Margin" shall mean the margin determined in accordance with the below schedule based on the Leverage Ratio of the US Borrower for the Test Period then last ended and as determined from the most recent financial statements of the US Borrower (and related compliance certificate) timely delivered to the Banks pursuant to Section 7.01(a) or (b), as the case may be, provided that (x) so long as any Default or Event of Default then exists, the Applicable Base Rate Margin shall be equal to the highest percentage set forth in the table below and (y) to the extent that, on the date of the consummation by the US Borrower or any of its Subsidiaries of any Permitted Acquisition, the Leverage Ratio of the US Borrower is increased (after giving effect to such Permitted Acquisition) and such increase would result in a higher Applicable Base Rate Margin in accordance with the below schedule, such increase in the Applicable Base Rate Margin shall take effect from such date until the next date upon which the financial statements referred to above are required to be delivered to the Banks:

                                                                                   Applicable
                   Leverage Ratio                                               Base Rate Margin
                   --------------                                               ----------------
     Greater than or equal to 4.00:1.00                                              1.250%

     Less than 4.00:1.00 but greater
     than or equal to 3.50:1.00                                                      1.000%

     Less than 3.50:1.00 but greater
     than or equal to 3.00:1.00                                                       .625%

     Less than 3.00:1.00 but greater
     than or equal to 2.50:1.00                                                       .375%

     Less than 2.50:1.00                                                              .250%

; provided further, that, notwithstanding the foregoing,  (i) for the period
  ----------------
from the Restatement Effective Date through (but not including) the date of delivery of the financial statements (and related compliance certificate) pursuant to Section 7.01(b) in respect of the US Borrower's fiscal quarter ending on September 30, 1998, the Applicable Base Rate Margin shall be 1.000% (as such percentage may be increased as a result of clause (x) or (y) of the preceding proviso) and (ii) for the period from the Restatement Effective Date through (but not including) the date of delivery of the financial statements (and related compliance certificate) pursuant to Section 7.01(b) in respect of the US Borrower's fiscal quarter ending on March 31, 1999, the Applicable Base Rate Margin shall not be less than 1.000% (and, to the extent that the Borrowers would otherwise be entitled to an Applicable Base Rate Margin of less than 1.000% by operation of the foregoing provisions of this definition, such Applicable Base Rate Margin shall instead be 1.000%).

          "Applicable Commitment Fee Percentage" shall mean the percentage determined in accordance with the below schedule based on the Leverage Ratio of the US Borrower for the Test Period then last ended and as determined from the most recent financial statements of the US Borrower (and related compliance certificate) timely delivered to the Banks pursuant to Section 7.01(a) or (b), as the case may be, provided that (x) so long as any Default or Event of Default then exists, the Applicable Commitment Fee Percentage shall be equal to the highest percentage set forth in the table below and (y) to the extent that, on the date of the consummation by the US Borrower or any of its Subsidiaries of any Permitted Acquisition, the Leverage Ratio of the US Borrower is increased (after giving effect to such Permitted Acquisition) and such increase would result in a higher Applicable Commitment Fee Percentage in accordance with the below schedule, such increase in the Applicable Commitment Fee Percentage shall take effect from such date until the next date upon which the financial statements referred to above are required to be delivered to the Banks:

                                                                                   Applicable
             Leverage Ratio                                                Commitment Fee Percentage
             --------------                                                -------------------------
     Greater than or equal to                                                         .500%
     4.00:1.00

     Less than 4.00:1.00 but greater
     than or equal to 3.50:1.00                                                       .475%

     Less than 3.50:1.00 but greater
     than or equal to 3.00:1.00                                                       .375%

     Less than 3.00:1.00 but greater
     than or equal to 2.50:1.00                                                       .300%

     Less than 2.50:1                                                                 .250%

; provided further, that, notwithstanding the foregoing, (i) for the period from
  ----------------
the Restatement Effective Date through (but not including) the date of delivery of the financial statements pursuant to Section 7.01(b) in respect of the US Borrower's fiscal quarter ending on September 30, 1998, the Applicable Commitment Fee Percentage shall be .475% (as such percentage may be increased as a result of clause (x) or (y) of the preceding proviso) and (ii) for the period from the Restatement Effective Date through (but not including) the date of delivery of the financial statements (and related compliance certificate) pursuant to Section 7.01(b) in respect of the US Borrower's fiscal quarter ending on March 31, 1999, the Applicable Commitment Fee Percentage shall not be less than .475% (and, to the extent that the Borrowers would otherwise be entitled to an Applicable Commitment Fee Percentage of less than .475% by operation of the foregoing provisions of this definition, such Applicable Commitment Fee Percentage shall instead be .475%).

          "Applicable Currency" shall mean Dollars, Deutsche Marks or Dutch Guilders, as the case may be.

          "Applicable Euro Rate Margin" shall mean the margin determined in accordance with the below schedule based on the Leverage Ratio of the US Borrower for the Test Period then last ended and as determined from the most recent financial statements of the US Borrower (and related compliance certificate) timely delivered to the Banks pursuant to Section 7.01(a) or (b), as the case may be, provided that (x) so long as any Default or Event of Default then exists, the Applicable Euro Rate Margin shall be equal to the highest percentage set forth in the table below and (y) to the extent that, on the date of the consummation by the US Borrower or any of its Subsidiaries of any Permitted Acquisition, the Leverage Ratio of the US Borrower is increased (after giving effect to such Permitted Acquisition) and such increase would result in a higher Applicable Euro Rate Margin in accordance with the below schedule, such increase in the Applicable Euro Rate Margin shall take effect from such date until the next date upon which the financial statements referred to above are required to be delivered to the Banks:

                                                                   Applicable
                                                                   Eurodollar
           Leverage Ratio                                         Rate Margin
           --------------                                         -----------
     Greater than or equal to 4.00:1.00                               2.500%

     Less than 4.00:1.00 but greater
     than or equal to 3.50:1.00                                       2.250%

     Less than 3.50:1.00 but greater
     than or equal to 3.00:1.00                                       1.875%

     Less than 3.00:1.00 but greater
     than or equal to 2.50:1.00                                       1.625%

     Less than 2.50:1.00                                              1.375%


; provided further, that, notwithstanding the foregoing, (i) for the period from
  ----------------
the Restatement Effective Date through (but not including) the date of delivery of the financial statements (and related compliance certificate) pursuant to
Section 7.01(b) in respect of the US Borrower's fiscal quarter ending on September 30, 1998, the Applicable Euro Rate Margin shall be 2.250% (as such percentage may be increased as a result of clause (x) or (y) of the preceding proviso) and (ii) for the period from the Restatement Effective Date through (but not including) the date of delivery of the financial statements (and related compliance certificate) pursuant to Section 7.01(b) in respect of the US Borrower's fiscal quarter ending on March 31, 1999, the Applicable Euro Rate Margin shall not be less than 2.250% (and, to the extent that the Borrowers would otherwise be entitled to an Applicable Euro Rate Margin of less than 2.250% by operation of the foregoing provisions of this definition, such Applicable Euro Rate Margin shall instead be 2.250%).

          "Approved Country" shall mean and include Canada, Mexico, Columbia, Costa Rica, Ecuador, Germany, The Netherlands, Denmark, Switzerland, Italy, Sweden, Austria, France, the United Kingdom, Belgium, Ireland and Spain.

          "Asset Sale" shall mean the sale, transfer or other disposition (or series of related sales, transfers or dispositions) by the US Borrower or any Subsidiary of the US Borrower after the Restatement Effective Date to any Person other than the US Borrower or any Subsidiary of the US Borrower of any asset of the US Borrower or such Subsidiary (other than sales, transfers or other dispositions (x) in the ordinary course of business of inventory and/or obsolete or excess equipment or (y) the proceeds of which do not exceed $750,000 in any fiscal year).

          "Assignment and Assumption Agreement" shall have the meaning provided in Section 12.04(b).

          "Authorized Officer" shall mean (x) in the case of the US Borrower, the Chairman, the Controller or the Chief Financial Officer of the US Borrower and (y) in the case of either Foreign Borrower, the Chief Financial Officer of such Foreign Borrower or of the US Borrower.

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified the Administrative Agent and/or the US Borrower that it does not intend to comply with the obligations under Section 1.01 or under
Section 2.04(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Bankruptcy Code" shall have the meaning provided in Section 9.05.

          "Base Rate" shall mean, at any time, the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (y) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Dollar Loan bearing interest at the rates provided in Section 1.08(a).

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean and include (i) the incurrence of Swingline Loans by the US Borrower from BTCo on a certain date, (ii) the incurrence of DM Term Loans by the German Borrower from all of the DM Term Banks on a pro rata
                                                                     --------
basis on a given date having the same Interest Period, (iii) the incurrence of one Type of Dollar Revolving Loan by the US Borrower from all of the DRL Banks on a pro rata basis on a certain date (or resulting from conversions on a given
     --- ----
date), having in the case of Eurodollar Loans the same Interest Period, (iv) the incurrence of DM Revolving Loans by the German Borrower from all the FRL Banks on a pro rata basis on a given date having the same Interest Period, and (v) the
     --- ----
incurrence of NLG Revolving Loans by the Dutch Borrower from all of the FRL Banks on a pro rata basis on a given date having the same Interest Period;
           --- ----
provided, that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii), (iii) or (iv) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, (ii) except as provided in clause (iii) below, with respect to all notices and determinations in connection with, and payments of principal and interest on,

Euro Rate Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the applicable interbank Eurodollar market and, with respect to any notices or determinations in respect of Euros, any day which is customarily a "Business Day" for such notices or determinations, (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, DM Loans, any day which is a Business Day described in clauses (i) and (ii) above and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London, England or Frankfurt, Germany and (iv) with respect to all notices and determinations in connection with, and payments of principal and interest on, NLG Revolving Loans, any day which is a Business Day described in clauses (i) and (ii) above and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London, England or The Netherlands.

          "Capex Adjustment Factor" shall mean, for any period listed in Section 8.05(a)(y), a fraction (x) the numerator of which is equal to the Consolidated EBITDA of the US Borrower (calculated without regard to the Consolidated EBITDA of any Acquired Business for any period prior to the acquisition thereof by the US Borrower or a US Subsidiary Guarantor pursuant to a Permitted Acquisition) for the twelve month period last ended (or for the purposes of a calculation under the proviso contained in the definition of Capital Expenditure Amount, the Consolidated EBITDA of the Acquired Business or Businesses acquired in such Significant Permitted Acquisition for the 12-month period last ended) and (y) the denominator of which is equal to the Reference EBITDA Amount.

          "Capital Expenditure Amount" shall mean, for any period listed in
Section 8.05(a)(y), the product of (x) $2,250,000 multiplied by (y) the Capex Adjustment Factor for such period, provided that the Capital Expenditure Amount for any such period shall be increased on each date during such period on which a Significant Permitted Acquisition is consummated by an amount equal to the product of (x) $2,250,000 multiplied by (y) the Capex Adjustment Factor with respect to the Acquired Business or Businesses the subject of such Significant Permitted Acquisition.

          "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the US Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank or (y) any bank whose short-term commercial paper rating from Standard & Poor's Ratings

Service ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "Cash Proceeds" shall mean, (i) with respect to any Asset Sale, the aggregate cash payments (including any cash as and when received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale) received by the US Borrower and/or any Subsidiary of the US Borrower from such Asset Sale and (ii) with respect to any Recovery Event, the aggregate cash payments received by the US Borrower and/or any Subsidiary of the US Borrower from such Recovery Event

          "Change of Control" shall mean (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, (i) is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 20% or more on a fully diluted basis of the voting and economic interests of the US Borrower or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the US Borrower's directors or (b) the Board of Directors of the US Borrower shall cease to consist of a majority of Continuing Directors.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Collateral as defined in, and/or all the properties subject to the lien created under, each of the Security Documents.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors.

          "Commitment" shall mean, with respect to each Bank, such Bank's DM Term Loan Commitment, Dollar Revolving Loan Commitment and Foreign Revolving Loan Commitment.

          "Commitment Expiration Date" shall mean October 31, 1998.

          "Commitment Fee" shall mean the DRL Commitment Fee and the FRL Commitment Fee.

          "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the US Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the US Borrower and its Subsidiaries, provided that Consolidated Capital Expenditures shall in any event include the purchase price paid in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment.

          "Consolidated Current Assets" shall mean, at any time with respect to any Person, the consolidated current assets of such Person and its Subsidiaries at such time.

          "Consolidated Current Liabilities" shall mean, at any time with respect to any Person, the consolidated current liabilities of such Person and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated EBIT" shall mean, for any period with respect to any Person, Consolidated Net Income of such Person for such period, before (i) Consolidated Interest Expense of such Person for such period and (ii) provision for taxes of such Person for such period and without giving effect to (x) any extraordinary gains or extraordinary losses or gains from sales of assets (other than sales of inventory in the ordinary course of business) for such period and
(y) to the extent incurred on or prior to March 31, 1999, any non-recurring non-cash losses or expenses for such period.

          "Consolidated EBITDA" shall mean, for any period with respect to any Person, Consolidated EBIT of such Person for such period, adjusted by adding thereto the amount of all depreciation expense and amortization expense deducted in determining such Consolidated EBIT, provided that there shall be included in determining Consolidated EBITDA of the US Borrower and its Subsidiaries for any period, the Consolidated EBITDA for each Acquired Business acquired by the US Borrower or any Subsidiary of the US Borrower during such period for the portion of such period prior to such acquisition but excluding, in a manner and to the extent satisfactory to the Administrative Agent, (i) any non-recurring charges (as determined pursuant to GAAP) incurred in connection with the Transaction and the Original Transaction otherwise included in the computation of Consolidated EBITDA and (ii) from the computation of Consolidated EBITDA of such Acquired Business, any non-recurring charges (as determined pursuant to GAAP) otherwise included in such computation. In determining the Consolidated EBITDA of any Acquired Business for the period prior to the acquisition thereof by the US Borrower or any Subsidiary thereof, there shall be added back to such Consolidated EBITDA for such period the amount by which any management fees, product costs, handling costs, salary expense, lease expense or any fringe benefit expense paid to the shareholder or shareholders of such Acquired Business or any Affiliate thereof exceeded an amount that would customarily be paid in an arm's-length transaction under then current market conditions for similarly situated businesses, with such amounts to be documented in a manner satisfactory to the Administrative Agent. In addition, in determining (x) the Leverage Ratio of the US Borrower and
(y) the Capex Adjustment Factor of the US Borrower, in each case on or prior to September 30, 1999, Consolidated EBITDA of the US Borrower for its fiscal quarter ending (I) December 31, 1997 shall be $9,667,000, (II) March 31, 1998 shall be $19,899,000, (III) June 30, 1998 shall be $14,930,000, and (IV)
September 30, 1998 shall be $4,113,000 (with such amounts representing the pro
                                                                           ---
forma Consolidated EBITDA of the US Borrower as if the Transaction had occurred
-----
on January 1, 1997).

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period with respect to any Person, the total interest expense (including that attributable to Capital Leases in accordance with GAAP) of such Person determined on a consolidated basis with respect to all outstanding Indebtedness of such Person, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding, however, amortization of deferred financing costs to the extent included in total interest expense, provided that there shall be included in determining Consolidated Interest Expense of the US Borrower and its Subsidiaries for any period, (x) the Consolidated Interest Expense for each Acquired Business acquired by the US Borrower or any Subsidiary of the US Borrower during such period for the portion of such period prior to such acquisition and (y) the additional interest that would have been paid on all Indebtedness incurred by the US Borrower and its Subsidiaries to finance each Permitted Acquisition effected during such period if, in each such case, such Indebtedness had been incurred on the first day of such period, as reasonably determined by the US Borrower in a manner satisfactory to the Administrative Agent.

          "Consolidated Net Income" shall mean, for any period with respect to any Person, the net income (or loss), after provision for taxes, of such Person on a consolidated basis for such period taken as a single accounting period.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Bank" shall mean each Existing Bank with a Commitment under this Agreement.

          "Continuing Directors" shall mean the directors of the US Borrower on the Restatement Effective Date and each other director thereof if such director's nomination for the election to the Board of Directors of the US Borrower is recommended by a majority of the Continuing Directors (which for this purpose shall include Persons theretofore elected as directors as contemplated by this definition).

          "Credit Documents" shall mean this Agreement, the Notes, each Guaranty and each Security Document.

          "Credit Event" shall mean (i) the occurrence of the Restatement Effective Date and (ii) the making of a Loan or the issuance of a Letter of Credit.

          "Credit Party" shall mean each US Credit Party and each Non-US Credit Party.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Deutsche Mark Equivalent" of an amount denominated in a currency other than Deutsche Marks (the "Other Applicable Currency") shall mean, at any time for the determination thereof, the amount of Deutsche Marks which could be purchased with the amount of such Other Applicable Currency involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (London, England time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

          "Deutsche Marks" and "DM" shall mean freely and transferable lawful money of the Federal Republic of Germany.

          "Dividends" shall have the meaning provided in Section 8.07.

          "DM Euro Rate" shall mean, in respect of DM Loans for an Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 A.M. (London,

England time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing or notice delivered pursuant to Section 1.09) by reference to the "British Bankers' Association Interest Settlement Rates" for deposits in Deutsche Marks (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (rounded upward to the nearest whole multiple of 1/16th of 1%); provided that, to the extent that an interest rate is not ascertainable pursuant
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to the foregoing provisions of this definition, the "DM Euro Rate" shall be the interest rate per annum determined by the Administrative Agent to be the rate (rounded upward to the nearest whole multiple of 1/16th of 1% per annum, if such average is not such a multiple) per annum at which deposits in Deutsche Marks are offered for such relevant Interest Period to major banks in the London interbank market in London, England by BTCo at approximately 11:00 A.M. (London, England time) on the date which is two Business Days prior to the beginning of such Interest Period. Notwithstanding anything to the contrary contained above, in the event the Administrative Agent has made any determination pursuant to
Section 1.10(a)(i) in respect of DM Loans, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect to DM Loans, the DM Euro Rate determined pursuant to this definition shall instead be the rate determined by BTCo as the all-in cost of funds for BTCo to fund a DM Loan with maturities comparable to the Interest Period applicable thereto.

          "DM Loans" shall mean and include each DM Term Loan and each DM Revolving Loan.

          "DM Revolving Loans" shall have the meaning provided in Section
1.01(C).

          "DM Revolving Note" shall have the meaning provided in Section
1.05(a).

          "DM Term Banks" shall mean each Bank with a DM Term Loan Commitment or outstanding DM Term Loans.

          "DM Term Loan" shall have the meaning provided in Section 1.01(A)

          "DM Term Loan Commitment" shall mean, at any time and with respect to each Bank, the amount set forth opposite each Bank's name in Annex I directly under the column entitled "DM Term Loan Commitment," as same may be terminated pursuant to Section 3.03 or 9.

          "DM Term Loan Facility" shall mean the Facility evidenced by the Total DM Term Loan Commitment.

          "DM Term Loan Maturity Date" shall mean October 2, 2003.

          "DM Term Note" shall have the meaning provided in Section 1.05(a).

          "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Documents" shall mean the Acquisition Documents, the Credit Documents and the Refinancing Documents.

          "Dollar Equivalent" of an amount denominated in a currency other than Dollars (the "Other Currency") shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of Other Currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

          "Dollar Loans" shall mean each Dollar Revolving Loan and each Swingline Loan.

          "Dollar Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Dollar Revolving Loan Commitment," as the same may be reduced or terminated from time to time pursuant to Sections 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04.

          "Dollar Revolving Loan Facility" shall mean the Facility evidenced by the Total Dollar Revolving Loan Commitment.

          "Dollar Revolving Loans" shall have the meaning provided in Section 1.01(B).

          "Dollar Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary of the US Borrower which is not a Foreign Subsidiary.

          "DRL Bank" shall mean each Bank with a Dollar Revolving Loan Commitment or with outstanding Dollar Revolving Loans.

          "DRL Commitment Fee" shall have the meaning provided in Section
3.01(a).

          "DRL Participant" shall have the meaning provided in Section
2.04(a)(i).

          "DRL Percentage" shall mean, at any time for each DRL Bank, the percentage obtained by dividing such DRL Bank's Dollar Revolving Loan Commitment at such time by the Total Dollar Revolving Loan Commitment at such time (or if the Total Dollar Revolving Loan Commitment has terminated, the percentage obtained by dividing such DRL Bank's Dollar Revolving Loans outstanding at such time by the aggregate outstanding principal amount of Dollar Revolving Loans of all DRL Banks at such time).

          "Dutch Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Dutch Credit Party" shall mean the Dutch Borrower and each other Non-US Credit Party organized under the laws of The Netherlands.

          "Dutch Guilder Equivalent" of an amount denominated in a currency other than Dutch Guilders (the "Other Applicable Currency") shall mean, at any time for the determination thereof, the amount of Dutch Guilders which could be purchased with the amount of such Other Applicable Currency involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (London, England time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

          "Dutch Guilders" and "NLG" shall mean freely and transferable lawful money of The Netherlands.

          "Dutch Pledge Agreement" shall have the meaning provided in Section 7.11(c).

          "Dutch Security Agreement" shall have the meaning provided in Section 7.11(d).

          "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in loans or any other "accredited investor" (as defined in SEC Regulation D).

          "EMU Legislation" shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of, a single or unified European currency.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et seq.; the Toxic
                                                            -- ----
Substances Control Act, 15 U.S.C. (S) 7401 et seq.; the Clean Air Act, 42 U.S.C.
                                           -- ----
(S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 3808 et seq.; the
         -- ----                                                  -- ----
Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; and any applicable state
                                              -- ----
and local or foreign counterparts or equivalents.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the US Borrower or a Subsidiary of the US Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the US Borrower or a Subsidiary of the US Borrower being or having been a general partner of such person.

          "Euro" shall mean the single currency of participating member states of the European Union.

          "Euro Rate" shall mean and include each of the Eurodollar Rate, the DM Euro Rate and the NLG Euro Rate.

          "Euro Rate Loan" shall mean each Eurodollar Loan, each DM Term Loan, each DM Revolving Loan and each NLG Revolving Loan.

          "Eurodollar Loans" shall mean each Dollar Revolving Loan bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotations to first-class banks in the interbank Eurodollar market by the Administrative Agent for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 9.

          "Excess Cash Flow" shall mean, for any period with respect to any Person, the remainder of (a) the sum of (I) Adjusted Consolidated Net Income of such Person for such period and (II) the decrease, if any, in Adjusted Consolidated Working Capital of such Person from the first day to the last day of such period, minus (b) the sum of (i) the amount of all Consolidated Capital Expenditures made by such Person and its Subsidiaries during such period (other than Consolidated Capital Expenditures to the extent financed with equity proceeds, Asset Sale proceeds, insurance proceeds or Indebtedness), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of such Person and its Subsidiaries during such period (other than (A) repayments to the extent financed with equity proceeds, Asset Sale proceeds, insurance proceeds or Indebtedness and (B) in the case of the US Borrower and its Subsidiaries, repayments of Loans, provided that repayments of Loans shall be deducted in
                     --------
determining Excess Cash Flow of the US Borrower if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(A)(b) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Dollar Revolving Loans, Swingline Loans, DM Revolving Loans or NLG Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Dollar Revolving Loan Commitment or the Total Foreign Revolving Loan Commitment, as the case may be)) and (iii) the increase, if any, in Adjusted Consolidated Working Capital of such Person from the first day to the last day of such period.

          "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of each fiscal year of the US Borrower (commencing with the 90th day after the US Borrower's fiscal year ending on December 31, 1999).

          "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the US Borrower.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Existing Bank" shall mean each Person which was a Bank under, and as defined in, the Existing Credit Agreement.

          "Existing Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

          "Existing Debt" shall have the meaning provided in Section 6.20.

          "Existing Dollar Revolving Loans" shall mean the "Revolving Loans" under, and as defined in, the Existing Credit Agreement.

          "Existing Letter of Credit" shall mean each letter of credit that was issued under the Existing Credit Agreement and which remains outstanding on the Restatement Effective Date.

          "Existing US Mortgaged Properties" shall mean all Real Property of the US Credit Parties designated as such in Annex IV.

          "Existing US Mortgages" shall mean all Mortgages granted by the US Credit Parties pursuant to the Existing Credit Agreement and which have not been released by the lenders thereunder prior to the Restatement Effective Date.

          "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the DM Term Loan Facility, the Dollar Revolving Loan
                ----
Facility or the Foreign Revolving Loan Facility.

          "Facing Fee" shall mean each of the US Facing Fees and the Foreign Facing Fees.

          "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

          "Florimex Canada" shall mean Florimex Canada Inc., a Canadian corporation.

          "Florimex USA" shall mean Florimex USA, Inc., a Virginia corporation.

          "Florimex Worldwide" shall mean Florimex WorldWide GmbH, a German corporation.

          "Florimex Worldwide Commercial Paper Program" shall mean, collectively, Florimex Worldwide's and Florimex Worldwide B.V.'s existing commercial paper program.

          "Foreign Borrower" shall mean and include each of the German Borrower and the Dutch Borrower.

          "Foreign Cash Equivalents" shall mean certificates of deposit or bankers acceptances of any bank organized under the laws of any Approved Country whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition.

          "Foreign Facing Fees" shall have the meaning provided in Section 3.01(f).

          "Foreign Guaranty" shall have the meaning  provided in Section
5.10(b).

          "Foreign Letter of Credit" shall mean each Letter of Credit issued for the account of a Foreign Borrower pursuant to Section 2.01.

          "Foreign Letter of Credit Fees" shall have the meaning provided in
Section 3.01(e).

          "Foreign Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Foreign Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Foreign Letters of Credit.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the US Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the US Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Revolving Loan" shall have the meaning provided in Section 1.01(C).

          "Foreign Revolving Loan Commitment" shall mean, with respect to any Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Foreign Revolving Loan Commitment" as the same may be reduced or terminated from time to time pursuant to Sections 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04.

          "Foreign Revolving Loan Facility" shall mean the Facility evidenced by the Total Foreign Revolving Loan Commitment.

          "Foreign Security Documents" shall mean the German Pledge Agreement, the German Security Agreement, the Dutch Pledge Agreement, the Dutch Security Agreement and, to the extent delivered pursuant to Section 7.11(j), each Additional Foreign Security Document.

          "Foreign Subsidiary" shall mean each Subsidiary of the US Borrower that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof or any territory thereof.

          "Foreign Subsidiary Third Party Borrowings" shall have the meaning provided in Section 8.04(g).

          "FRL Bank" shall mean each Bank with a Foreign Revolving Loan Commitment or with outstanding Foreign Revolving Loans.

          "FRL Commitment Fee" shall have the meaning provided in Section
3.01(b).

          "FRL Participant" shall have the meaning provided in Section 2.04(a)(ii).

          "FRL Percentage" shall mean, at any time for each FRL Bank, the percentage obtained by dividing such FRL Bank's Foreign Revolving Loan Commitment at such time by the Total Foreign Revolving Loan Commitment at such time (or, if the Total Foreign Revolving Loan Commitment has terminated, the percentage obtained by dividing such FRL Bank's

Foreign Revolving Loans outstanding at such time by the aggregate outstanding principal amount of Foreign Revolving Loans of all FRL Banks at such time).

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, and determinations of the Applicable Base Rate Margin, the Applicable Euro Rate Margin and the Applicable Commitment Fee Percentage, are subject (to the extent provided therein) to Sections 12.07(a) and (b).

          "German Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "German Credit Party" shall mean the German Borrower and each other Non-US Credit Party organized under the laws of the Federal Republic of Germany.

          "German Pledge Agreement" shall have the meaning provided in Section 7.11(a).

          "German Security Agreement" shall have the meaning provided in Section 7.11(b).

          "Guarantor" shall mean and include each US Subsidiary Guarantor and each other Credit Party in its capacity as a guarantor under the Foreign Guaranty.

          "Guaranty" shall mean and include the US Subsidiary Guaranty and the Foreign Guaranty.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

          "Holdings GmbH" shall mean U.S.A. Floral Products Holdings GmbH, I.G., a German corporation.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued and outstanding for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed

(provided that if such Indebtedness has not been assumed, such amount shall be equal to the fair market value of the property subject to such Lien), (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net
                       ---
obligations of such Person under Interest Rate Protection Agreements and Other Hedging Agreement but not under hedging activities entered into in the normal course of business and constituting bona fide operational hedging arrangements and (viii) all Contingent Obligations of such Person, provided, that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

          "Indebtedness to be Refinanced" shall mean all Indebtedness set forth on Annex VIII.

          "Information Systems and Equipment" shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the US Borrower or any of its Subsidiaries, and which, in whole or in part, are used, operated, relied upon, or integral to, the US Borrower's or any of its Subsidiaries' conduct of their business.

          "Interest Period," with respect to any Euro Rate Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Judgment Currency" shall have the meaning provided in Section
12.18(a).

          "Judgment Currency Conversion Date" shall have the meaning provided in
Section 12.18(a).

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).


          "Letter of Credit Fees" shall mean US Letter of Credit Fees and Foreign Letter of Credit Fees.

          "Letter of Credit Issuer" shall mean (x) in the case of US Letters of Credit, Bankers Trust Company, New York and (y) in the case of Foreign Letters of Credit, Bankers Trust Company, London.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Leverage Ratio" shall mean, as at any date with respect to any Person, the ratio of Total Indebtedness at such date to Consolidated EBITDA for the Test Period then last ended (including on such date), in each case of such Person.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

          "Loans" shall mean DM Term Loans, Dollar Revolving Loans, DM Revolving Loans, NLG Revolving Loans and Swingline Loans.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(D)(c).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, assets, properties, operations, condition (financial or otherwise), liabilities or prospects of the US Borrower and its Subsidiaries taken as a whole and, to the extent that any representation or warranty in this Agreement is made or deemed made on the Restatement Effective Date with respect to such Persons and assets, of the Persons and assets acquired pursuant to the Acquisition taken as a whole.

          "Material Real Property" shall mean any owned Real Property having a fair market value of $500,000 or more.

          "Maximum Swingline Amount" shall mean $5,000,000.

          "Minimum Borrowing Amount" shall mean (i) for DM Term Loans, the Deutsche Mark Equivalent of $5,000,000, (ii) for Dollar Revolving Loans that are maintained as Base Rate Loans, $1,000,000, (iii) for Dollar Revolving Loans that are maintained as Eurodollar Loans, $2,500,000, (iv) for DM Revolving Loans, the Deutsche Mark Equivalent of $1,000,000, (v) for NLG Revolving Loans, the Dutch Guilder Equivalent of $1,000,000 and (vi) for Swingline Loans, $250,000.

          "Mortgage" shall mean each mortgage, deed to secure debt or deed of trust pursuant to which any Credit Party shall have granted to the Collateral Agent a mortgage lien on any parcel of Real Property owned or leased by such Credit Party.

          "Mortgage Amendments" shall have the meaning provided in Section 7.11(e).

          "Mortgage Policies" shall mean a title insurance policy (or a binding commitment with respect thereto).

          "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of expenses of sale (including payment of principal, premium and interest of other Indebtedness secured by the assets the subject of such Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), and incremental taxes paid or payable as a result thereof.

          "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the US Borrower or any of its Subsidiaries in connection with the respective Recovery Event.

          "New Bank" shall mean each of the Persons listed on Annex I which is not a Continuing Bank.

          "New US Mortgage Policies" shall have the meaning provided in Section 7.11(f)(ii).

          "New US Mortgaged Properties" shall have the meaning provided in
Section 7.11(f)(i).

          "New US Mortgages" shall have the meaning provided in Section 7.11(f)(i).

          "NLG Euro Rate" shall mean, in respect of NLG Revolving Loans for an Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 A.M. (London, England time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing or notice delivered pursuant to
Section 1.09) by reference to the "British Bankers' Association Interest Settlement Rates" for deposits in Dutch Guilders (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (rounded upward to the nearest whole multiple of 1/16th of 1%); provided that, to the
                                                       --------
extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "NLG Euro Rate" shall be the interest rate per annum determined by the Administrative Agent to be the rate (rounded upward to the nearest whole multiple of 1/16th of 1% per annum, if such average is not such a multiple) per annum at which deposits in Dutch Guilders are offered for such relevant Interest Period to major banks in the London interbank market in London, England by BTCo at approximately 11:00 A.M. (London, England time) on the date which is two Business Days prior to the beginning of such Interest Period. Notwithstanding anything to the contrary contained above, in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of NLG Revolving Loans, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect to NLG Revolving Loans, the NLG Euro Rate determined pursuant to this definition shall instead be the rate determined by BTCo as the all-in cost of funds for BTCo to fund a NLG Revolving Loan with maturities comparable to the Interest Period applicable thereto.

          "NLG Revolving Loans" shall have the meaning provided in Section 1.01(C).

          "NLG Revolving Notes" shall have the meaning provided in Section 1.05(a).

          "Non-Defaulting Bank" shall mean each Bank other than a Defaulting
Bank.

          "Non-US Credit Party" shall mean each Foreign Subsidiary of the US Borrower that has executed any Credit Document.

          "Note" shall mean each DM Note, Dollar Revolving Note, DM Revolving Note, NLG Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, Commercial Loan Division, 14th Floor, New York, New York 10006, Attention: Aileen Mosier, provided that in the case of DM Term Loans and NLG Revolving Loans, the "Notice Office" shall mean the office specified above, with a copy of the respective notice to be delivered at the same time as otherwise required pursuant to the terms of this Agreement to the office of the Administrative Agent located at Bankers Trust Company, London, c/o BT Services Ireland Limited, Abbey Court, Irish Life Center, Lower Abbey Street, Dublin 1, Ireland, attention: Liz Keegan, or, in each case, such other office as the Administrative Agent may designate to the Borrowers and the Banks from time to time.

          "Obligation Currency" shall have the meaning provided in Section 12.18(a).

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Original Effective Date" shall mean the "Effective Date" under, and as defined in, the Existing Credit Agreement.

          "Original Transaction" shall mean the "Transaction" under, and as defined in, the Existing Credit Agreement.

          "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuation in currency values.

          "Participant" shall have the meaning provided in Section 2.04(a)(ii).

          "Payment Office" shall mean (i) in respect of Dollar Loans, US Letters of Credit, DRL Commitment Fees, US Letter of Credit Fees and US Facing Fees and, except as provided in clauses (ii) and (iii) below, all other amounts owing under this Agreement and the other Credit Documents, the office of the Administrative Agent located at 130 Liberty Street, New York, New York, ABA
Number: 021001033, Account Name: Commercial Loan Division, Account Number: 99-401-268, Reference: U.S.A. Floral Products, (ii) in respect of (x) DM Loans and

FRL Commitment Fees and (y) in each case to the extent denominated in Deutsche Marks, Foreign Letters of Credit, FRL Commitment Fees, Foreign Letter of Credit Fees and Foreign Facing Fees, the office of the Administrative Agent located at Bankers Trust Company, London, through Bankers Trust Company, Frankfurt, Germany, Account Number: 700053293, Reference: USA Floral/U.S.A. Floral Products Germany Gmbh & Co. KG, Attention: Loans Agency, or (iii) in the case of
(x) NLG Revolving Loans and (y) in each case to the extent denominated in Dutch Guilders, Foreign Letters of Credit, Foreign Letter of Credit Fees and Foreign Facing Fees, the office of the Administrative Agent located at Bankers Trust Company, London, through Rabobank Nederland, Utrecht, Account Number:
390852910A00NLG, Reference: USA Floral/Florimex Worldwide B.V. or, in each case, such other office as the Administrative Agent may designate to the Borrowers and the Banks from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" shall mean the DRL Percentage or the FRL Percentage, as the case may be.

          "Permitted Acquisition" shall have the meaning provided in Section 8.02(f).

          "Permitted Encumbrance" shall mean, with respect to any Real Property subject to a Mortgage, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable, on the date of delivery of such Mortgage Policy, to the Administrative Agent.

          "Permitted Holders" shall mean the current Chairman of the US Borrower, Johnathan Ledecky or a group led by any of the foregoing Persons.

          "Permitted Liens" shall have the meaning provided in Section 8.03(d).

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the US Borrower or a Subsidiary of the US Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the US Borrower, or a Subsidiary of the US Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall mean and include each of the US Pledge Agreement, the German Pledge Agreement and the Dutch Pledge Agreement.

          "Pledged Securities" shall mean all the Pledged Securities as defined in, or all capital stock or other equity interests in which a security interest has been granted pursuant to, the relevant Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Rabobank Revolver" shall mean that certain existing revolving credit facility provided by Cooperative Rabobank Rijnsburg to the Dutch Borrower for its working capital and general corporate purposes.

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by the US Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable
(i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the US Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 7.03.

          "Reference EBITDA Amount" shall mean $10,000,000.

          "Refinancing" shall mean the refinancing and repayment in full of all amounts under, and the termination in full of all commitments and letters of credit in respect of, the Indebtedness to be Refinanced.

          "Refinancing Documents" shall mean all documents and agreements entered into in connection with the Refinancing.

          "Register" shall have the meaning provided in Section 12.17.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Reinvestment Assets" shall mean (i) in the case of any Asset Sale, any assets to be employed in, and/or the capital stock of any Person engaged in, the business of the US Borrower and its Subsidiaries and (ii) in the case of any Recovery Event, any assets purchased or constructed in replacement of, or substitution for, the assets subject to such Recovery Event.

          "Reinvestment Election" shall have the meaning provided in Section 4.02(A)(c).

          "Reinvestment Notice" shall mean a written notice signed by an Authorized Officer of the US Borrower stating that the US Borrower, in good faith, intends and expects to use all or a specified portion of (i) the Net Cash Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets or (ii) the Net Insurance Proceeds of a Recovery Event to purchase or construct Reinvestment Assets, which Reinvestment Notice also shall set forth (in each case) in reasonable detail the approximate amount of the transaction costs and incremental taxes incurred or payable in connection with any such Asset Sale or Recovery Event.

          "Reinvestment Reduction Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Reduction Date relating thereto by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (b) the aggregate amount thereof expended by the US Borrower and its Subsidiaries to acquire or construct Reinvestment Assets.

          "Reinvestment Reduction Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which a Default or an Event of Default shall have occurred, (ii) the date occurring one year after the making of such Reinvestment Election and (iii) the date on which the US Borrower shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

          "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding DM Term Loans, Dollar Revolving Loan Commitments (or, if after the Total Dollar Revolving Loan Commitment has been terminated, outstanding Dollar Revolving Loans and DRL Percentages of outstanding Swingline Loans and US Letter of Credit Outstandings) and Foreign Revolving Loan Commitments (or, if after the Total Foreign Revolving Loan Commitment has been terminated, outstanding Foreign Revolving Loans and FRL Percentages of Foreign Letters of Credit Outstandings) constitute 50.1% or more of the sum of (i) the total outstanding DM Term Loans of Non-Defaulting Banks, (ii) the Total Dollar Revolving Loan Commitment less the Dollar Revolving Loan Commitments of all Defaulting Banks (or, after the Total Dollar Revolving Loan Commitment has been terminated, the sum of outstanding Dollar Revolving Loans of Non-Defaulting Banks and the aggregate DRL Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and the US Letter of Credit Outstandings) and (iii) the Total Foreign Revolving Loan Commitment less the Foreign Revolving Loan Commitments of all Defaulting Banks (or, after the Total Foreign Revolving Loan Commitment has been terminated, the sum outstanding Foreign Revolving Loans of Non-Defaulting Banks and the aggregate FRL Percentages of all Non-Defaulting Banks of the Foreign Letter of Credit Outstandings). For purposes of determining Required Banks, all outstanding Loans and Commitments, as the case may be, that are denominated in Dollars will be calculated in Dollars and all Loans and Commitments, as the case may be, denominated in Deutsche Marks or Dutch Guilders will be calculated according to the Dollar Equivalent thereof.

          "Restatement Effective Date" shall have the meaning provided in
Section 12.10.

          "Revolving Loan Maturity Date" shall mean October 2, 2003.

          "Scheduled Repayment" shall have the meaning provided in Section 4.02(A)(b).

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall mean the "Creditors" or "Secured Creditors" as defined in the respective Security Documents.

          "Securities" shall have the meaning provided in Section 4.02(A)(g).

          "Security Agreement Collateral" shall mean all Collateral under the US Security Agreement, the German Security Agreement and the Dutch Security Agreement.

          "Security Documents" shall mean and include each US Security Document, each Foreign Security Document and each security document delivered pursuant to
Section 7.12.

          "Significant Permitted Acquisition" shall mean any Permitted Acquisition or group of Permitted Acquisitions that are consummated on the same Acquisition Date in which the Acquired Business or Businesses being acquired have Consolidated EBITDA for the Test Period of the US Borrower then most recently ended equal to or greater than $1,500,000.

          "Specified Subsidiaries" shall mean each Subsidiary of the US Borrower acquired after the Restatement Effective Date as permitted pursuant to this Agreement, which, at the time of the acquisition thereof, was the obligor with respect to Indebtedness and/or the property of which was subject to Liens securing Indebtedness, in each case, incurred other than pursuant to this Agreement and the other Credit Documents and that will remain outstanding after giving effect to such acquisition.

          "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met), provided the "Stated Amount" of each Letter of
                            --------
Credit denominated in an Alternate Currency shall be (except to the extent that calculations are expressly required to be made hereunder in such Alternate Currency), on any date of calculation, the Dollar Equivalent of a maximum amount available to be drawn in such Alternate Currency thereunder (determined without regard to whether any conditions to drawing could then be met).

          "Sub-Limit" shall mean and include each of the Acquisition Sub-Limit and the Working Capital Sub-Limit.

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

          "Supermajority Banks" shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if
(x) all outstanding Obligations under the Dollar Revolving Loan Facility were repaid in full and the Total Dollar Revolving Loan Commitment with respect thereto was terminated, (y) all outstanding Obligations under the Foreign Revolving Loan Facility were repaid in full and the Total Foreign Revolving Loan Commitment with respect thereto was terminated and (z) the percentage "50.1%" contained therein were changed to "66-2/3%."

          "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(D).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Taxes" shall have the meaning provided in Section 4.04.

          "Test Period" shall mean, with respect to any Person, (i) for any determination of the Consolidated Interest Coverage Ratio of the US Borrower made on or prior to September 30,

1999, the period from October 1, 1998 through and including the last day of the US Borrower's most recently ended fiscal quarter (in each case taken as one accounting period and assuming that the Transaction had occurred on October 1,
1998) and (ii) for any period thereafter and for any determination of the Leverage Ratio of the US Borrower, a period of four consecutive fiscal quarters of such Person ended on the last day of the then most recently ended fiscal quarter of such Person.

          "Total Commitment" shall mean the sum of the Commitments of each of the Banks.

          "Total DM Term Loan Commitment" shall mean, at any time, the sum of the DM Term Loan Commitments of each of the DM Term Banks.

          "Total Dollar Revolving Loan Commitment" shall mean, at any time, the sum of the Dollar Revolving Loan Commitments of each of the DRL Banks.

          "Total Foreign Revolving Loan Commitment" shall mean, at any time, the sum of the Foreign Revolving Loan Commitments of each of the FRL Banks.

          "Total Indebtedness" shall mean, at any time with respect to any Person, all (i) indebtedness of such Person for borrowed money at such time,
(ii) all Indebtedness of the type described in clauses (iii) and (v) of the definition of Indebtedness at such time and (iii) all Contingent Obligations in respect of Indebtedness of the type described in preceding clauses (i) and (ii) at such time, in each case determined on a consolidated basis; it being understood and agreed, to the extent, but only to the extent, that any Indebtedness incurred pursuant to any drawings under any lines of credit of the type described in clause (A) of Section 8.04(g) are supported by letters of credit, the lesser of the Indebtedness incurred pursuant to such lines of credit and the stated amount of such letters of credit shall be excluded from any determination of Total Indebtedness for the purposes of (x) calculations of the Applicable Base Rate Margin, the Applicable Commitment Fee Percentage and the Applicable Euro Rate Margin and (y) compliance with Section 8.09.

          "Transaction" shall mean and include (i) the Acquisition, (ii) the Refinancing and (iii) the occurrence of the Restatement Effective Date.

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan, a Eurodollar Loan ,
                                    ----
a DM Loan or a NLG Revolving Loan.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

          "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

          "Unutilized Acquisition Sub-Limit" shall mean, at any time, (i) the Acquisition Sub-Limit at such time less (ii) the sum of the aggregate outstanding principal amount of all Acquisition Loans at such time.

          "Unutilized Dollar Revolving Loan Commitment" shall mean for each DRL Bank at any time, (i) the Dollar Revolving Loan Commitment of such DRL Bank at such time less (ii) the sum of the aggregate principal amount of all Dollar Revolving Loans made by such DRL Bank and outstanding at such time plus an amount equal to such DRL Bank's DRL Percentage of the US Letter of Credit Outstandings at such time.

          "Unutilized Foreign Revolving Loan Commitment" shall mean for each FRL Bank at any time, (i) the Foreign Revolving Loan Commitment of such FRL Bank at such time less (ii) the sum of the aggregate principal amount of all Foreign Revolving Loans made by such FRL Bank and outstanding at such time plus an amount equal to such FRL Bank's FRL Percentage of the Foreign Letter of Credit Outstandings at such time..

          "Unutilized Total Dollar Revolving Loan Commitment" shall mean, at any time, (i) the Total Dollar Revolving Loan Commitment at such time less (ii) the sum of the aggregate outstanding principal amount of all Dollar Revolving Loans and Swingline Loans at such time plus the US Letter of Credit Outstandings at such time.

          "Unutilized Total Foreign Revolving Loan Commitment" shall mean, at any time, (i) the Total Foreign Revolving Loan Commitment at such time less (ii) the sum of the aggregate outstanding principal amount of all Foreign Revolving Loans at such time plus the Foreign Letter of Credit Outstandings at such time..

          "Unutilized Working Capital Sub-Limit" shall mean, at any time, (i) the Working Capital Sub-Limit at such time less (ii) the sum of the aggregate principal amount of all Working Capital Loans at such time.

          "US Borrower" shall have the meaning provided in the first paragraph in this Agreement.

          "US Credit Party" shall mean the US Borrower and each Domestic Subsidiary of the US Borrower.

          "US Facing Fees" shall have the meaning provided in Section 3.01(d).

          "US Letter of Credit" shall mean each Letter of Credit issued for the account of the US Borrower pursuant to Section 2.01.

          "US Letter of Credit Fees" shall have the meaning provided in Section 3.01(c).

          "US Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding US Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all US Letters of Credit.

          "US Mortgage" shall mean and include each Existing US Mortgage, as amended pursuant to the respective Mortgage Amendment, each New US Mortgage and, after the execution and delivery thereof, each Additional US Mortgage, in each case as same may be amended, modified or supplemented from time to time.

          "US Pledge Agreement" shall have the meaning provided in Section 5.11.

          "US Security Agreement" shall have the meaning provided in Section
5.12.

          "US Security Agreement Collateral" shall mean all "Collateral" as defined in the US Security Agreement.

          "US Security Documents" shall mean and include the US Security Agreement, the US Mortgages and the US Pledge Agreement.

          "US Subsidiary Guarantor" shall mean, at any time, each Domestic Subsidiary of the US Borrower, and, to the extent required by Section 7.12, each Foreign Subsidiary of the US Borrower, in each case which executes and delivers a counterpart of the US Subsidiary Guaranty.

          "US Subsidiary Guaranty" shall have the meaning provided in Section 5.10(a).

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than directors qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          "Working Capital Loan" shall mean each Dollar Revolving Loan incurred by the US Borrower hereunder which does not constitute an Acquisition Loan.

          "Working Capital Sub-Limit" shall mean, at any time, (x) $20,000,000 less (y)(i) except as otherwise provided in clause (ii) below, 3% of the aggregate reduction to the Total Dollar Revolving Loan Commitment theretofore effected or (ii) with respect to reductions effected pursuant to Section 3.02, such other amount as may be specified by the US Borrower pursuant to such Section, it being understood and agreed that in no event may the US Borrower elect a reduction of the Working Capital Sub-Limit pursuant to Section 3.02 to an amount less than $7,500,000.

          "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

          "Year 2000 Compliant" shall mean that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, provided such other Information Systems and Equipment are Year 2000 Compliant, (i) shall accurately accept, release and exchange date data,
(ii) shall in all material respects continue to function in the same manner as it performs today and (iii) shall not otherwise impair the accuracy or functionality of Information Systems and Equipment.

          SECTION 11.  The Administrative Agent.
                       ------------------------

          11.01  Appointment.  Each Bank hereby irrevocably designates and
                 -----------
appoints BTCo as Administrative Agent of such Bank (such term to include for purposes of this Section 11, BTCo acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes BTCo as the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Banks, and neither the US Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the US Borrower or any of its Subsidiaries.

          11.02  Delegation of Duties.  The Administrative Agent may execute any
                 --------------------
of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

          11.03  Exculpatory Provisions.  Neither the Administrative Agent nor
                 ----------------------
any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the US Borrower, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the US Borrower or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Credit Documents, or to inspect the properties, books or records of the US Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Banks or by or on behalf of the US Borrower or any of its Subsidiaries to the Administrative Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          11.04  Reliance by Administrative Agent.  The Administrative Agent
                 --------------------------------
shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the US Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          11.05  Notice of Default.  The Administrative Agent shall not be
                 -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has actually received notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          11.06  Non-Reliance on Administrative Agent and Other Banks.  Each
                 ----------------------------------------------------
Bank expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the US Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the US Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the US Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the US Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          11.07  Indemnification.  The Banks agree to indemnify the
                 ---------------
Administrative Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the US Borrower or any of its Subsidiaries; provided, that no Bank shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent. To the extent any Bank would be required to indemnify the Administrative Agent pursuant to the immediately preceding sentence but for the fact that it is a Defaulting Bank, such Defaulting Bank shall not be entitled to receive any portion of any payment or other distribution hereunder until each other Bank shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Bank under this
Section 11.07 over the aggregate amount such Bank would have been obligated to pay had such first Bank not been a Defaulting Bank. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

          11.08  Administrative Agent in its Individual Capacity.  The
                 -----------------------------------------------
Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the US Borrower and its Subsidiaries and Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

          11.09  Holders.  The Administrative Agent may deem and treat the payee
                 -------
of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          11.10  Resignation of the Administrative Agent; Successor
                 --------------------------------------------------
Administrative Agent.  The Administrative Agent may resign as the Administrative
--------------------
Agent upon 20 days' notice to the Banks. Upon the resignation of the Administrative Agent, the Required Banks shall appoint from among the Banks a successor Administrative Agent which is a bank or a trust company for the Banks subject to prior approval by the US Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the resignation of the Administrative Agent hereunder, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          11.11    The Syndication Agent and the Documentation Agent.
                   -------------------------------------------------
Notwithstanding anything else to the contrary contained in this Agreement or in any other Credit Document, neither Bayerische Hypo-und Vereinsbank, in its capacity as Syndication Agent nor BankBoston, N.A., in its capacity as Documentation Agent, shall have any rights, duties or responsibilities under this Agreement or under any other Credit Document, or any fiduciary relationship with any Borrower or any other Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against either the Syndication Agent or the Documentation Agent, in such capacity.

          SECTION 12.  Miscellaneous.
                       -------------

          12.01  Payment of Expenses, etc.   The Borrowers jointly and severally
                 -------------------------
agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and of the Administrative Agent's local and foreign counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Administrative Agent's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Administrative Agent and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for the Administrative Agent and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Administrative Agent, the Collateral Agent and each Bank, its officers, directors, employees, representatives and agents (each an "Indemnitee") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Collateral Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any other transactions contemplated in any Credit Document, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the US Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the US Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, ordinances or Environmental Laws (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim relating to the US Borrower or any of its Subsidiaries or any Real Property owned, leased or at any time operated by the US Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an affiliate of such Person). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the US Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          12.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of any Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of any Credit Party purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Section 12.02, no Bank shall exercise any such right of set-off without the prior consent of the Administrative Agent or the Required Banks so long as the Obligations shall be secured by any Real Property located in the State of California, it being understood and agreed, however, that this sentence is for the sole benefit of the Banks and may be amended, modified or waived in any respect by the Required Banks without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

          12.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II; or, at such other address as shall be designated by any party hereto in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

          12.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, that no Credit Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 12.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in any Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if such participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the any Borrower of any of its rights and obligations under this Agreement to the extent relating to such participation or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank may (x) assign all or a portion of its Commitments (and related outstanding Obligations hereunder) to any Affiliate of such Bank or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank, of its Commitments (and the related outstanding Obligations hereunder) to one or more Eligible Transferees, provided that (i) at such time Annex I shall be deemed modified to reflect the Commitments (and the related outstanding Obligations hereunder) of such new Bank and of the existing Banks,
(ii) upon surrender of the old Notes, new Notes will be issued, at the Borrowers' expense, to such new Bank and to the assigning Bank upon the request of such new Bank and such new Notes to be in conformity with the requirements of
Section 1.05 to the extent needed to reflect the revised Commitments (and the related outstanding Obligations hereunder), (iii) the consent of the US Borrower (so long as no Default or Event of Default then exists) and the Administrative Agent shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and (v) no assignment shall be effective until recorded by the Administrative Agent on the Register pursuant to Section 12.17. If any Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to this Section 12.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment and Assumption Agreement substantially in the form of Exhibit J, appropriately completed (each, an "Assignment and

Assumption Agreement").  To the extent of any assignment pursuant to this
Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes, the respective assignee Bank shall provide to the US Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b).

          (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          12.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

          12.06  Payments Pro Rata.  (a)  The Administrative Agent agrees that
                 -----------------
promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share
                                                                --- ----
of such payment) pro rata based upon their respective shares, if any, of the
                 --- ----
Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the US Borrower to the Banks); provided, that except as otherwise specifically provided herein, all computations determining compliance with
Section 8, including definitions used therein, and all computations used in determining the Applicable Base Margin, the Applicable Euro Rate Margin and the Applicable Commitment Fee Percentage, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the year end financial statements of the US Borrower referred to in Section 6.10(b).

          (b) Notwithstanding anything to the contrary contained in clause (a) of this Section 12.07, for purposes of determining compliance with any tests set forth in Section 5, 7 and/or 8 (excluding Sections 8.09 and 8.10), any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the Dollar Equivalent of such amounts as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence test regulates the aggregate amount outstanding at any time as expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the Dollar Equivalent of such amounts as in effect on the date any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

          (c) All computations of interest on Base Rate Loans and Fees (other than Letter of Credit Fees and Facing Fees) hereunder shall be made on the basis of the actual number of days elapsed over a year of 365/366 days, and all computations of interest on Euro Rate Loans, Letter of Credit Fees and Facing Fees shall be made on the basis of actual number of days elapsed over a year of 360 days.

          (d) For purposes of this Agreement, the Dollar Equivalent of (i) each Foreign Revolving Loan, each Foreign Letter of Credit and each US Letter of Credit denominated in an Alternate Currency, as the case may be, shall be calculated on the date when (A) such Foreign Revolving Loan is made or repaid, or (B) such Letter of Credit is issued or any disbursements thereunder reimbursed (calculated using the spot selling rate quoted by the Administrative Agent's foreign exchange traders on such date), and (ii) all outstanding Foreign Revolving Loans, all issued Foreign Letters of Credit and all issued US Letters of Credit denominated in an Alternate Currency also shall be calculated (A) on the second Business Day of each month (calculated, in the case of such issued Letters of Credit only, using the spot selling rate quoted in the Wall Street Journal on the first business day of such month) and (B) at such other times as designated by the Administrative Agent. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Foreign Borrowers, it being understood that until such notice is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Foreign Borrowers by the Administrative Agent. The Administrative Agent shall promptly notify the Foreign Borrowers and the Banks of each such determination of the Dollar Equivalent.

          12.08  Governing Law; Submission to Jurisdiction; Venue.  (a)  This
                 ------------------------------------------------
Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York (except to the extent otherwise provided therein). Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and
unconditionally, the jurisdiction of the aforesaid courts.   Each Borrower
hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over it, and agrees not to plead or claim, in any legal action proceeding with respect to this Agreement or any other Credit Documents brought in any of the aforementioned courts, that such courts lack personal jurisdiction over it. Each Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Administrative Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

          (b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          12.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the US Borrower and the Administrative Agent.

          12.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Restatement Effective Date") on which (i) each Borrower, the Administrative Agent, each Existing Bank and each New Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the

Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions set forth in Section 5 are met to the satisfaction of the Administrative Agent and the Required Banks. Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in
Section 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met. The Administrative Agent will give each Borrower and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

          12.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12  Amendment or Waiver.  (a)  Neither this Agreement nor any other
                 -------------------
Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Banks and each Borrower; provided, that no
                                                           --------
such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or any Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date (it being understood that any waiver of any prepayment of the Loans shall not constitute any such extension), or reduce the rate or extend the time of payment of interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 12.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents), or release any Guarantor from its obligations thereunder (except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 12.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the DM Term Loans, the Dollar Revolving Loan Commitments and the Foreign Revolving Loan Commitments on the Restatement Effective Date), (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of DM Term Loans, Dollar Revolving Loan Commitments and Foreign Revolving Loan Commitments are included on the Restatement Effective Date) or (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or any other Credit Document except in accordance with the terms hereof or thereof; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitments of such Bank), (2) without the consent of the Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of BTCo, amend or modify the obligation of BTCo to make Swingline Loans, the terms of any such Swingline Loans or the obligations of the DRL Banks to fund Mandatory Borrowings, (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 as same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, (5) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, or (6) without the consent of the Supermajority Banks, reduce the amount of, or extend the date of, any Scheduled Repayment or amend the definition of Supermajority Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Banks on substantially the same basis as the extensions of DM Term Loans are included on the Restatement Effective Date). Notwithstanding anything to the contrary contained in this Agreement, at the written request of the US Borrower and with the prior written consent of the Required Banks, Holdings GmbH may be added as an additional "borrower" under the Total Foreign Revolving Loan Commitment and technical amendments may be made to this Agreement and the other Credit Documents to reflect Holdings GmbH as an additional "borrower."

          (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrowers shall have the right, to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that the Borrowers shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

          12.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

          12.14  Domicile of Loans.  Each Bank may transfer and carry its Loans
                 -----------------
at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided that the Borrowers shall not be responsible for costs arising under Section 1.10, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

          12.15  Confidentiality.  Each of the Banks agrees that it will use its
                 ---------------
best efforts not to disclose without the prior consent of the US Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the US Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement and which is designated by the US Borrower to the Banks in writing as confidential provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank provided that such prospective transferee agrees to be bound by the provisions of this Section 12.15. No Bank shall be obligated or required to return any materials furnished by the US Borrower or any Subsidiary. The US Borrower hereby agrees that the failure of a Bank to comply with the provisions of this Section 12.15 shall not relieve the US Borrower of any of its obligations to such Bank under this Agreement and the other Credit Documents.

          12.16  Waiver of Jury Trial.  Each of the parties to this Agreement
                 --------------------
hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

          12.17  Register.  The Borrowers hereby designate the Administrative
                 --------
Agent to serve as the Borrowers' agent, solely for purposes of this Section 12.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor

Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrowers jointly and severally agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.17.

          12.18  Judgment Currency  .  (a)  The Credit Parties' obligations
                 -----------------
hereunder and under the other Credit Documents to make payments in the respective Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Bank of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Bank under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Deutsche Mark Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day immediately preceding the day on which the judgment is given (such day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Deutsche Mark Equivalent or the Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          12.19   Euro.  If while at any time any Loan denominated in an
                  ----
Alternate Currency (an "Alternate Currency Loan") is outstanding, the relevant Alternate Currency is fully replaced as the lawful currency of the country that issued such Alternate Currency (the "Issuing Country") by the Euro so that all payments are to be made in the Issuing Country in Euros and not in the Alternate Currency previously the lawful currency of such Issuing Country, then such Alternate Currency Loan shall be automatically converted into a Loan denominated in Euros in a principal amount equal to the amount of Euros into which the principal amount of such Alternate Currency Loan would be converted pursuant to the EMU Legislation (and thereafter no further

Loans will be available in such Alternate Currency and all such further Loans will be made in the Euro), with the basis of accrual of interest, notice requirements and payment offices with respect to such converted Loans to be that consistent with the conventions and practices in the London interbank market for Euro denominated loans.

          12.20  Power of Attorney.  Each of the Administrative Agent and the
                 -----------------
Collateral Agent is hereby authorized by, and on behalf of, each Bank to enter into any Security Document required to be executed and delivered pursuant to this Agreement or the other Credit Documents in order to secure the obligations of the Borrowers and Guarantors hereunder and thereunder. Each of the Administrative Agent and the Collateral Agent shall be entitled to all declarations, and may appoint any attorney-in-fact to act on its behalf, as it considers necessary or useful in connection with the aforementioned matters. The Administrative Agent and the Collateral Agent shall further be entitled to rescind, amend and/or execute new and different version of afore/mentioned documents. Each Bank hereby grants to each of the Administrative Agent and the Collateral Agent an irrevocable power-of-attorney, in such Bank's name, to take the actions contemplated above in this Section 12.20

                                   *   *   *

          WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


Address:                           U.S.A. FLORAL PRODUCTS, INC.
1025 Thomas Jefferson Street, N.W.
Suite 300 East
Washington, DC  20007              By /s/ RAYMOND C. ANDERSON
Attention:  President                ------------------------------------
Telephone No. (202) 333-0800         Title: Chief Financial Officer
Fax No.:  (202) 333-0803

                                   U.S.A. FLORAL PRODUCTS GERMANY GMBH
                                    & CO. KG

                                   By /s/ WINFRIED FALK
                                     -------------------------------------
                                     Title: Authorized Signatory

                                   FLORIMEX WORLDWIDE B.V.

                                   By /s/ WINFRIED FALK
                                     -------------------------------------
                                     Title: Authorized Signatory

                                   BANKERS TRUST COMPANY,
                                    Individually and as Arranger and
                                     Administrative Agent

                                  By  /s/ DAVID J. BELL
                                    -------------------------------------
                                    Title: Vice President

                                  BAYERISCHE HYPO-UND VEREINSBANK AG,
                                   Individually and as Syndication Agent

                                  By /s/ ERICH EBNER VON ESCHENBACH
                                    -------------------------------------
                                     Title: Vice President

                                  BANKBOSTON, N.A.,
                                    Individually and as Documentation Agent

                                 By /s/ PAMELA A. KUONG
                                   ---------------------------------------
                                    Title: Vice President

                                 LASALLE NATIONAL BANK


                                 By /s/ BERNARDO LACAYO
                                   ---------------------------------------
                                     Title: Commercial Loan Officer

                                 FLEET BANK, N.A.


                                 By /s/ THOMAS J. LEVY
                                   ---------------------------------------
                                     Title: Vice President

                                 NATIONAL BANK OF CANADA


                                 By /s/ RICHARD P. BROWN
                                   ---------------------------------------
                                     Title: Vice President

                                                                         ANNEX I
                                                                         -------

                                 LIST OF BANKS
                                 -------------

                               DM Term                 Dollar Revolving            Foreign Revolving
    Bank                   Loan Commitment              Loan Commitment             Loan Commitment
    ----             ---------------------------  ---------------------------  --------------------------
Bankers Trust               DM46,062,500                 $ 72,800,000                 $15,000,000
 Company
Bayerische                  DM37,687,500                 $ 12,200,000                 $         0
 Hypo-und
 Vereinsbank AG
BankBoston, N.A.            DM0                          $ 35,000,000                 $         0
LaSalle National            DM0                          $ 25,000,000                 $         0
 Bank
Fleet Bank, N.A.            DM0                          $ 25,000,000                 $         0
National Bank of            DM0                          $ 15,000,000                 $         0
 Canada
                            ------------                 ------------                 -----------
Total:                      DM83,750,000                 $185,000,000                 $15,000,000
                            ============                 ============                 ===========

                                                                        ANNEX II
                                                                        --------
                                 BANK ADDRESSES
                                 --------------

Bank                                            Address
----                                            -------

Bankers Trust Company                           130 Liberty Street
                                                New York, NY  10006
                                                Attn:  David Bell
                                                Tel:  (212) 250-9048
                                                Fax:  (212) 250-7218

Bayerische Hypo-und Vereinsbank AG              150 East 42nd Street
                                                New York, NY  10017-4679
                                                Attn:  Erich Ebner von Eschenbach
                                                Tel:  (212) 672-5778
                                                Fax:  (212) 672-5516

BankBoston, N.A.                                100 Federal Street
                                                Boston, MA 02110
                                                Attn:  Pamela A. Kuong
                                                Tel:  (617) 434-5781
                                                Fax:  (617) 434-5827

LaSalle National Bank                           135 South LaSalle Street
                                                Chicago, IL  60603
                                                Attn:  Bernado Lacayo
                                                Tel:  (312) 904-2786
                                                Fax:  (312) 904-6225

Fleet Bank, N.A.                                1185 Avenue of the Americas
                                                New York, NY  10036
                                                Attn:  Tom Levy
                                                Tel:  (212) 819-5751
                                                Fax:  (212) 819-4120

National Bank of Canada                         401 E. Pratt Street
                                                Suite 631
                                                Baltimore, MD  21202
                                                Attn:  Richard P. Brown
                                                Tel:  (410) 727-4314
                                                Fax:  (410) 837-6359